                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT

                                     among

                             Overnite Corporation
                                      and
                        Overnite Transportation Company
                                 as Borrowers

                                      and

                             The Lenders From Time
                            To Time Parties Hereto,
                                  as Lenders


                                     with


                                 Crestar Bank,
                                   as Agent


                          Dated as of August __, 1998

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS......................     1
     Section 1.1        Definitions...............................     1
     Section 1.2        Accounting Terms..........................    20
     Section 1.3        Time Period Computations..................    20

ARTICLE II  GENERAL PROVISIONS OF REVOLVING CREDIT FACILITY.......    20
     Section 2.1        The Revolving Loans.......................    20
     Section 2.2        Revolving Loan Borrowing Procedures.......    21
     Section 2.3        Standby Letters of Credit.................    24
     Section 2.4        Swing Line Loan Subfacility...............    29

ARTICLE III INTEREST, FEES AND REPAYMENT..........................    32
     Section 3.1        Interest on the Revolving Loans...........    32
     Section 3.2        Regulatory Changes........................    32
     Section 3.3        Interest After Due Date...................    33
     Section 3.4        Payment and Computations..................    33
     Section 3.5        Payment at Maturity.......................    36
     Section 3.6        Prepayments; Certain Early Repayments.....    36
     Section 3.7        Facility Fee, Administrative Fee, and
                          Letter of Credit Fees...................    37
     Section 3.8        LIBOR Conversion..........................    38
     Section 3.9        Breakage, etc.............................    39

ARTICLE IV  CONDITIONS PRECEDENT..................................    40
     Section 4.1        Conditions Precedent......................    40
     Section 4.2        Further Conditions Precedent to Loans and
                         Standby Letters of Credit................    42

ARTICLE V   REPRESENTATIONS.......................................    43
     Section 5.1        Existence, Power and Authority............    43
     Section 5.2        Authorization; Enforceable Obligations....    44
     Section 5.3        No Legal Bar..............................    44
     Section 5.4        Consents..................................    44
     Section 5.5        Litigation................................    45
     Section 5.6        No Default................................    45
     Section 5.7        Financial Condition.......................    45
     Section 5.8        Use of Proceeds...........................    45
     Section 5.9        Borrowers Not Investment Companies........    46
     Section 5.10       Taxes.....................................    46

     Section 5.11       Subsidiaries..............................    46
     Section 5.12       Permits, Licenses, Etc....................    46
     Section 5.13       Compliance With Laws......................    47
     Section 5.14       OHI.......................................    48
     Section 5.15       Amounts Owed to or from Affiliates;
                         Intercompany Agreements..................    48
     Section 5.16       Maintenance of Insurance..................    48
     Section 5.17       Properties................................    49
     Section 5.18       Change....................................    49
     Section 5.19       Outstanding Letters of Credit, Suretyship
                         Agreements and Similar Arrangements......    49
     Section 5.20       Disclosure Generally......................    49
     Section 5.21       Year 2000 Compliance......................    49

ARTICLE VI  COVENANTS.............................................    50
     Section 6.1        Affirmative Covenants.....................    50
            (a)  Information......................................    50
                 (i)    Audited Annual Financials.................    50
                 (ii)   Quarterly Financial Statements............    50
                 (iii)  Exchange Act and Securities Act Filings...    51
                 (iv)   No Default................................    51
                 (v)    Compliance................................    51
                 (vi)   ERISA.....................................    51
                 (vii)  Material Changes..........................    51
                 (viii) Other Information.........................    52
            (b)  Financial Covenants..............................    52
                 (i)    Consolidated Indebtedness to Consolidated
                         Cash Flow Ratio..........................    52
                 (ii)   Consolidated Fixed Charge Ratio...........    52
                 (iii)  Consolidated Tangible Net Worth Ratio.....    52
            (c)  Proceeds.........................................    53
            (d)  Payment of Debts and Taxes.......................    53
            (e)  ERISA............................................    53
            (f)  Conduct and Maintenance of Business..............    53
            (g)  Preservation of Corporate Existence..............    54
            (h)  Books and Records................................    54
            (i)  Insurance........................................    54
            (j)  Compliance with Laws.............................    54
            (k)  Compliance with Loan Documents...................    54
            (l)  Lending Relationship with the Agent..............    54
            (n)  Notice of Default................................    55

            (o)  Notice of Environmental Claims...................    55
            (p)  Payments Pari Passu..............................    55
            (q)  Year 2000 Compliance.............................    55
            (r)  Further Assurances...............................    55
     Section 6.2        Negative Covenants........................    55
            (a)  Liens............................................    56
            (b)  Indebtedness.....................................    56
            (c)  Capital Stock....................................    57
            (d)  Loans............................................    57
            (e)  No Merger or Acquisition.........................    58
            (f)  Accounting Policies; Fiscal Year.................    59
            (g)  Disposition of Assets............................    59
            (h)  Permitted Investments............................    59

ARTICLE VII EVENTS OF DEFAULT.....................................    59
     Section 7.1        Events of Default.........................    59

ARTICLE VIII THE AGENT............................................    62
     Section 8.1        Appointment of Agent......................    62
     Section 8.2        Nature of Duties; Non-Reliance on Agent
                         and other Lenders........................    63
     Section 8.3        Rights, Exculpation, Etc..................    64
     Section 8.4        Reliance; Notice of Default...............    65
     Section 8.5        Indemnification...........................    66
     Section 8.6        The Agent Individually....................    66
     Section 8.7        Successor Agent; Resignation of Agent.....    66
     Section 8.8        Certain Matters Requiring the Consent of
                         all Lenders..............................    67
     Section 8.9        Defaulting Lenders Vote Not Counted.......    68

ARTICLE IX MISCELLANEOUS..........................................    69
     Section 9.1        Amendments and Waivers; Cumulative
                         Remedies..................................   69
     Section 9.2        Survival of Representations and
                         Warranties................................   69
     Section 9.3        Supervening Illegality.....................   69
     Section 9.4        No Reduction in Payments...................   70
     Section 9.5        Stamp Taxes................................   70
     Section 9.6        Notices....................................   70
     Section 9.7        Governing Law..............................   72
     Section 9.8        Successors and Assigns; Participations;
                        Assignments................................   72
     Section 9.9        Affirmative Rate of Interest Permitted by
                         Law.......................................   73

     Section 9.10       Costs and Expenses; Indemnification........   74
     Section 9.11       Set-Off; Suspension of Payment
                         and Performance...........................   75
     Section 9.12       Sharing of Collections, Proceeds and
                         Set-Offs; Application of Payments.........   75
     Section 9.13       Lenders' Obligations Several; Independent
                         Nature of Lenders' Rights.................   77
     Section 9.14       Judicial Proceedings; Waiver of Jury
                         Trial.....................................   77
     Section 9.15       Integration................................   78
     Section 9.16       Further Acts and Assurances................   78
     Section 9.17       No Fiduciary Relationship..................   78
     Section 9.18       Severability...............................   78
     Section 9.19       Counterparts...............................   78
     Section 9.20       Headings, Bold Type and Table of Contents..   79

Schedule I              - Lender Commitments.......................    v
Schedule 1.1            - Existing Liens...........................    v
Schedule 5.5            - Litigation...............................    v
Schedule 5.6            - Defaults.................................    v
Schedule 5.11           - Subsidiaries.............................    v
Schedule 5.15           - Intercompany Debts and Intercompany
                           Agreements..............................    v
Schedule 5.19           - Letters of Credit, Suretyship Agreements
                           and Similar Arrangements................    v
Exhibit A               Form of Revolving Note.....................    v
Exhibit B               Form of Swing Line Note....................    v
Exhibit C               Form of Borrowing Notice...................    v

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of August __, 1998 (as amended, modified, or otherwise supplemented from time to time, this "Agreement"), is by and among (i) OVERNITE CORPORATION, a Virginia corporation ("Parent Borrower"), and OVERNITE TRANSPORTATION COMPANY, a Virginia corporation ("Operating Borrower") (collectively, the "Borrowers"), (ii) THE LENDERS FROM TIME TO TIME PARTIES TO THIS AGREEMENT (each, a "Lender" and, collectively, the "Lenders") and (iii) CRESTAR BANK, a Virginia banking corporation in its separate capacity as agent for the Lenders hereunder (in such capacity, the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit up to an aggregate of $200,000,000 for the purpose of Parent Borrower's acquisition of Overnite Holding, Inc. and Operating Borrower from Union Pacific Corporation and working capital and other requirements of the Borrowers, in each case upon the terms and conditions set forth herein; and

          WHEREAS, the Lenders are willing to make the loans and issue the letters of credit to the Borrowers, and the Agent is willing to act as "Agent", upon the terms and subject to the conditions and provisions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section I.1  Definitions.  As used in this Agreement, and unless the
                       -----------
context requires a different meaning, the following terms shall have the meanings indicated (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

          "Accumulated Funding Deficiency" has the meaning ascribed to that term
           ------------------------------
     in ERISA Section 302.

          "Administrative Fee" has the meaning specified in Section 3.7(b) of
           ------------------
     this Agreement.

          "Administrative Fee Letter" has the meaning specified in Section
           -------------------------
     3.7(b) hereof, and shall include any amendment, modification or supplement thereof.

          "Affected Advance" has the meaning specified in Section 3.8(d) of this
           ----------------
     Agreement.

          "Affiliate" means, with respect to a Person, any other Person that,
           ---------
     directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" has the meaning specified in the preamble of this Agreement
           -----
     and shall include any successor Agent appointed pursuant to Section 8.7 of this Agreement.

          "Agent Lending Office" or "Lending Office of the Agent" means the
           --------------------      ---------------------------
     Agent's offices at Crestar Bank, 919 East Main Street, Richmond, VA 23219,
     Attention: Keith A. Hubbard, or such other office in the United States of America of Agent as it may from time to time designate to the Borrowers or the Lenders by written notice.

          "Aggregate Commitment" means $200,000,000.00.
           --------------------

          "Agreement" has the meaning specified in the preamble of this
           ---------
     Agreement.

          "Applicable Facility Fee" means, for any period, a facility fee
           -----------------------
     (stated in basis points) determined based upon the Borrowers' Consolidated Leverage Ratio, as set forth below:

     ---------------------------------------------------------------------------
           Consolidated                 Applicable Facility Fee
           Leverage Ratio                    (basis points)
     ---------------------------------------------------------------------------
         less than 2.5                         17.5
     less than 2.0 more than 2.5                          15
     less than 1.5 more than 2.0                          12.5
     less than 1.0 more than 1.5                          10
        more than  1.0                                     8.5
     ---------------------------------------------------------------------------

          "Applicable LIBOR Margin" means, for any period, a number of basis
           -----------------------
     points, based upon the Borrowers' Consolidated Leverage Ratio, as set forth below:

     ---------------------------------------------------------------------------
           Consolidated                 Applicable LIBOR Margin
           Leverage Ratio                    (basis points)
     ---------------------------------------------------------------------------
         less than 2.5                                      65.5
    less than 2.0 more than 2.5                             53
    less than 1.5 more than 2.0                             46.5
    less than 1.0 more one  1.5                             41
            more than 1.0                                   35.5
     ---------------------------------------------------------------------------

          "Applicable LIBOR Rate" means, for any period, LIBOR plus the
           ---------------------
     Applicable LIBOR Margin.

          "Authorized Officer" means any of the Chief Executive Officer, Chief
           ------------------
     Financial Officer or Treasurer of any Person which is a corporation, partnership, or other business organization.

          "Bank Governmental Body" means (a) the United States of America or any
           ----------------------
     State thereof or any department, agency, commission, board, bureau or instrumentality of the United States of America or any State thereof, and
     (b) any quasi-governmental authority, agency or authority (including any central bank) exercising regulatory authority over the Lenders pursuant to applicable law in respect of the transactions contemplated by this Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code or any
           ---------------
     similar or successor federal law for the relief of debtors, as the same may be amended from time to time.

          "Base Rate" means the higher of (a) the Prime Rate and (b) the Federal
           ---------
     Funds Rate plus 0.50%.

          "Base Rate Period" means any 30-day period in respect of which
           ----------------
     interest accrues on the Revolving Loans bearing interest at the Base Rate.

          "Benefit Plan" means any employee benefit plan (including a
           ------------
     Multiemployer Benefit Plan), the funding requirements of which (under ERISA
     Section 302 or Section 412 of the Code) are, or at any time within five years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrowers or an ERISA Affiliate.

          "Borrowers" means Parent Borrower and Operating Borrower.
           ---------

          "Borrowers' Account" means the bank account of the Borrowers
           ------------------
     maintained with the Agent for general purposes and assigned the account number designated by the Agent in writing to the Borrowers.

          "Borrowing Notice" has the meaning specified in Section 2.2(a) of this
           ----------------
     Agreement.

          "Breakage Period" has the meaning specified in Section 3.9 of this
           ---------------
     Agreement.

          "Business Day" means any day on which commercial banks are open for
           ------------
     business (and not required or authorized by law to close) in Richmond, Virginia.

          "Capital Expenditures" means all expenditures classified as capital
           --------------------
     expenditures in accordance with GAAP.

          "Capital Lease" of any Person means any lease of any property (whether
           -------------
     real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation, and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" means securities or other instruments of the type
           ----------------
     described in (i) clauses (a) and (b) of the definition of Permitted Investment, provided such obligations have a maturity of not more than
                 --------
     twelve (12) months from the date purchased, (ii) clause (c) of the definition of Permitted Investment, provided such instruments have a
                                         --------
     maturity of not more than 270 days from the date purchased, and (iii) clause (d) of the definition of Permitted Investment, provided such
                                                           --------
     commercial paper has a maturity of not greater than six (6) months from the date purchased.

          "Change in Control" means one or more of the following events:
           -----------------

          (a) if any Person (including a person as defined in Section 3(a)(9), Section 13(d) or Section 14(d) of the Exchange Act) is or becomes the owner or beneficial owner, directly or indirectly, of securities of the Parent Borrower representing fifty percent (50%) or more of the combined voting power of the Parent Borrower's then outstanding securities (the term "beneficial owner" as used herein shall include but not be limited to any person with the attributes or interests described in Rule 13d-3 (as now in effect or as amended) promulgated under the Exchange Act); or

          (b) (i) the shareholders of the Parent Borrower approve one or more mergers, consolidations or combinations of the Parent Borrower with any other corporations or entities which, if consummated prior to the Maturity Date, would result in (x) the voting securities of the Parent Borrower outstanding the day following the Effective Date (together with any voting securities issued by the Parent Borrower permitted under Section 6.2(c) herein) representing less than 50% of the combined voting power of the voting securities of the Parent Borrower or such surviving entity immediately after consummation of any such merger, consolidation or combination, or (y) after giving effect to such merger, consolidation or combination, a change in the person holding the Office of Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of the Parent Borrower relative to the person holding such respective office immediately prior to giving effect to such merger, consolidation or combination, or (ii) the shareholders of the Parent Borrower approve a plan of liquidation of the Parent Borrower or an agreement for the sale, disposition or transfer by the Parent Borrower of all or substantially all the assets of the Borrowers and their Consolidated Subsidiaries.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time, and any successor Federal statute.

          "Commitment" means, with respect to each Lender's commitment to make
           ----------
     Revolving Loans and to issue (or participate in the issuance of) Standby Letters of Credit, the aggregate Dollar amount set forth on Schedule I hereto opposite such Lender's name under the heading "Commitment" or assigned to it in accordance with Section 9.8(c), as such amount may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement.

          "Consolidated Cash Flow" means, as computed at any time and from time
           ----------------------
     to time, the sum of the Borrowers' and their Consolidated Subsidiaries' Consolidated Net Income plus income taxes (other than income taxes excluded from the definition of Consolidated Net Income), interest charges, depreciation, amortization expenses (including amortization of goodwill) and the amount of all rental expenses under operating leases, in each case to the extent such items are taken into account in determining Consolidated Net Income.

          "Consolidated Indebtedness" means Indebtedness of the Borrowers and
           -------------------------
     their Consolidated Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Leverage Ratio" means the ratio of Consolidated
           ---------------------------
     Indebtedness to Consolidated Cash Flow.

          "Consolidated Net Income" means, for any period, the consolidated net
           -----------------------
     income of the Borrowers and their Consolidated Subsidiaries for any period, as determined in accordance with GAAP, provided that there shall be
                                            --------
     excluded therefrom (a) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with Borrowers or any Consolidated Subsidiary except mergers accounted for under the pooling of interests method, (b) the net income (or deficit) of any Person (other than a Consolidated Subsidiary) in which Borrowers or any Consolidated Subsidiary have an ownership interest, except to the extent that Borrowers or such Consolidated Subsidiary have received, or have the right to receive, such income, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary, (d) any aggregate net gain or loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) other than in the ordinary and usual course of its business, net of any related provision for taxes, (e) any write-up or write-down of any asset net of any related provision for taxes, (f) any net gain from the collection of the proceeds of life insurance policies, (g) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of Borrowers or any Subsidiary, (h) any extraordinary gain or loss, realized during such period, net of any related provision for taxes, (i) in the case of a successor to Parent Borrower by consolidation or merger or as a transferee of its assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets, and (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

          "Consolidated Net Worth" means, as computed at any time and from time
           ----------------------
     to time, the excess of Consolidated Total Assets over Consolidated Total Liabilities.

          "Consolidated Subsidiary" means with respect to any Person, at any
           -----------------------
     time, any Subsidiary or other Person the accounts of which are consolidated with those of such first Person in its consolidated financial statements as of such time prepared in accordance with GAAP.

          "Consolidated Tangible Net Worth" means, as to the Borrowers and their
           -------------------------------
     Consolidated Subsidiaries at any date of determination thereof, the sum at such time of: the Consolidated Net Worth of the Borrowers and their Consolidated Subsidiaries less, with respect to the Borrowers and their Consolidated Subsidiaries, the total of (a) all assets which would be classified as intangible assets under GAAP consistently applied and (b) any revaluation or other write-up in book value of assets following September 30, 1998.

          "Consolidated Total Assets" means all assets of the Borrowers and
           -------------------------
     their Subsidiaries, computed at any time and from time to time on a consolidated basis, which would be classified, in accordance with GAAP, as total assets of a corporation conducting a business the same as, or similar in nature to, the business conducted by the Borrowers and their Subsidiaries.

          "Consolidated Total Liabilities" means all liabilities of the
           ------------------------------
     Borrowers and their Subsidiaries, computed at any time and from time to time on a consolidated basis, which would be classified, in accordance with GAAP, as total liabilities of a corporation conducting a business the same as, or similar in nature to, the business conducted by the Borrowers and their Subsidiaries.

          "Credit Agreement Related Claim" means any claim (whether civil,
           ------------------------------
     criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement or any other Loan Document or the relationships established hereunder or thereunder.

          "Default Rate" means the rate of interest applicable under Section 3.3
           ------------
     of this Agreement from time to time.

          "Dollars", "U.S.$" and the sign "$" mean such coin or currency of the
           -------
     United States of America as at the time shall constitute legal tender for the payment of public and private debts.

          "Drawing" has the meaning specified in Section 2.3(e) of this
           -------
     Agreement.

          "Effective Date" has the meaning specified in Section 4.1 of this
           --------------
     Agreement.

          "Environmental Control Statutes" shall mean each and every applicable
           ------------------------------
     federal, state, county or municipal statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "ERISA Affiliate" means any Person, including a Subsidiary or other
           ---------------
     Affiliate, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which Borrowers are a member.

          "Event of Default" has the meaning specified in Section 7.1 of this
           ----------------
     Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and any successor Federal statute.

          "Facility Fee" has the meaning specified in Section 3.7(a) of this
           ------------
     Agreement.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
     upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not
                                            --------
     a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Fee Payment Date" means (a) in the case of the Facility Fee, the
           ----------------
     first Business Day following the end of any Fiscal Quarter (or part thereof), (b) in the case of the Administrative Fee, the first Business Day following each annual anniversary of the Effective Date, and (c) in the case of the L/C Fronting Fee, on the date of issuance of the Standby Letter of Credit to which such fees relate.

          "Final Prospectus" means the final prospectus filed with the SEC
           ----------------
     pursuant to SEC Rule 424 in connection with the Parent Borrower Public Offering.

          "Fiscal Quarter" means the quarter, during any Fiscal Year, ending
           --------------
     March 31, June 30, September 30 and December 31.

          "Fiscal Year" has the meaning specified in Section 6.1(a) of this
           -----------
     Agreement.

          "Form 8-K" means Form 8-K as prescribed by the SEC under the Exchange
           --------
     Act.

          "Form 10-K" means Form 10-K as prescribed by the SEC under the
           ---------
     Exchange Act.

          "Form 10-Q" means Form 10-Q as prescribed by the SEC under the
           ---------
     Exchange Act.

          "Funding Date" means the date on which any loan shall be made by a
           ------------
     Lender to the Borrowers hereunder.

          "GAAP" means generally accepted accounting principles as set forth in
           ----
     the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substance" means (a) any substance designated pursuant to
           -------------------
     section 311(b)(2)(A) of the Federal Water Pollution Control Act, (b) any element, compound, mixture, solution or substance designated pursuant to section 102 of CERCLA, (c) any hazardous waste having the characteristics identified under or listed pursuant to section 3001 of the Solid Waste Disposal Act (but not including any waste the regulation of which under the Solid Waste Disposal Act has been suspended by Act of Congress), (d) any toxic pollutant listed under section 307(a) of the Federal Water Pollution Control Act, (e) any hazardous air pollutant listed under section 112 of the Clean Air Act, and (f) any imminently hazardous chemical substance or mixture with respect to which the Administrator has taken action pursuant to section 7 of the Toxic Substances Control Act. The term specifically includes petroleum, including crude oil or any faction thereof, asbestos, asbestos containing materials and urea formaldehyde insulation. The term does not include natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas).

          "Indebtedness" means, without duplication, all (a) indebtedness,
           ------------
     obligations and liabilities now existing or hereafter arising for money borrowed by the Borrowers or any Subsidiary thereof, whether or not evidenced by a note, indenture or other agreement (including, without limitation, the Revolving Notes and the Swing Line Note), (b) reimbursement or indemnification obligations in respect of any letter of credit issued for the account of the Borrowers or any Subsidiary thereof (other than letters of credit related to State Payment Obligations), (c) reimbursement or indemnification obligations in respect of any guarantee, suretyship agreement or similar agreement issued on behalf of the Borrowers or any Subsidiary thereof (other than such obligations in respect of guarantees, suretyship agreements, and other similar arrangements related to State Payment Obligations), (d) guarantees, suretyship agreements, and other similar arrangements effecting the assumption of a debt or obligation of any Person (other than the Borrowers or a Consolidated Subsidiary thereof) as to which one or more of the Borrowers or a Consolidated Subsidiary have a reimbursement or indemnification obligation, or the endorsement of any promissory note or other instrument or obligation of any Person (other than the Borrowers or a Consolidated Subsidiary), (e) obligations of the Borrowers or any Subsidiary thereof as lessee under any Capital Lease (as reflected on a balance sheet prepared in accordance with GAAP), (f) all obligations of the Borrowers or any Subsidiary thereof in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination of such transaction for any reason on the date of determination); (g) all amounts owing by the Borrowers or any Subsidiary thereof under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements and (h) all indebtedness secured by purchase money mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by the Borrowers or any Subsidiary thereof (whether or not the Borrowers or Subsidiary have assumed or become liable for the payment of such indebtedness).

          "Indemnified Person" has the meaning specified in Section 9.10(b) of
           ------------------
     this Agreement.

          "Initial Fiscal Quarter" has the meaning specified in Section
           ----------------------
     6.1(b)(i) of this Agreement.

          "Intercompany Agreements" has the meaning specified in Section 5.16(b)
           -----------------------
     of this Agreement.

          "Intercompany Debt" has the meaning specified in Section 5.16(a) of
           -----------------
     this Agreement.

          "Interest Payment Date" means (a) in the case of Revolving Loans
           ---------------------
     bearing interest at the Base Rate, the last Business Day of the calendar quarter (or part thereof) in which interest accrues on such Revolving Loans, (b) in the case of LIBOR Loans, the expiration of the LIBOR Period in respect of such LIBOR Loans, (c) in the case of any Swing Line Loans, on the last Business Day of the Swing Line Period in respect of such Swing Line Loans, and (d) in the case of any interest period exceeding three (3) months or ninety (90) days, as the case may be, those days that occur during such interest period at intervals of three months or ninety days, as the case may be, after the first day of such Interest Period.

          "Investment" in any Person means, without duplication:
           ----------

          (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, limited liability company, or other ownership interests or other securities of such Person; and

          (b) any deposit with, or advance, loan or other extension of credit to, such Person or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness of such Person, other than Indebtedness and guarantees permitted by Section 6.2(b) and Loans permitted by Section 6.2(d).

          "Issuing Lender" means, initially, the Agent and, thereafter, such
           --------------
     other Lender as from time to time shall agree to act as the issuer of the Standby Letters of Credit by notice to the Lenders, the Agent and the Borrowers.

          "L/C Fee" has the meaning specified in Section 2.3(b) of this
           -------
     Agreement.

          "L/C Fee Payment Date" means the last Business Day of the calendar
           --------------------
     quarter.

          "L/C Fronting Fee" has the meaning specified in Section 2.3(b) of this
           ----------------
     Agreement.

          "Lender" or "Lenders" have the meanings specified in the preamble of
           ------      -------
     this Agreement.

          "Lender Availability" means, as of any date of determination and with
           -------------------
     respect to each Lender, the amount determined by deducting (a) the amount of such Lender's Pro Rata Share of the Total Outstanding Amount from (b)
                                                                     ----
     the amount of such Lender's Pro Rata Share of the Revolving Loan
     Commitment.

          "LIBOR" means, with respect to any LIBOR Period, (a) the per annum
           -----
     interest rate (rounded upward to the nearest 1/100th of 1%) determined on the basis of the offered rates for Dollar deposits for a term comparable to such LIBOR Period and in an amount substantially equal to the outstanding amount of the Revolving Loans in respect of which such determination is made which appear on the Bloomberg Screen Page BBAM1 as of 11:00 a.m. (London time) on the day that is two LIBOR Business Days prior to the first day of such LIBOR Period, divided by (b) a number equal to 1.00 minus
                               -------
     the LIBOR Reserve Rate.

          "LIBOR Business Day" means any day on which commercial banks are open
           ------------------
     for international business (including dealings in Dollar deposits) in London or such other Euro-dollar interbank market as may be selected by the Agent in its sole discretion.

          "LIBOR Conversion" has the meaning specified in Section 3.8(a) of this
           ----------------
     Agreement.

          "LIBOR Conversion Notice" has the meaning specified in Section 3.8(a)
           -----------------------
     of this Agreement.

          "LIBOR Loans" means the Revolving Loans which bear interest at the
           -----------
     Applicable LIBOR Rate.

          "LIBOR Period" means the one month, two month, three month or six
           ------------
     month interest period selected by the Borrowers pursuant to any LIBOR Conversion Notice.

          "LIBOR Reserve Rate" means, for any day with respect to a LIBOR Loan,
           ------------------
     the maximum rate (expressed as a decimal) at which a Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System, as amended from time to time (or any successor or similar regulations relating to such reserve requirements), against "Eurocurrency liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

          "Lien" of any Person means any mortgage, deed of trust, lien, pledge,
           ----
     adverse interest in property, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement.

          "Loan" means any Revolving Loan (whether bearing interest at the Base
           ----
     Rate or Applicable LIBOR Rate) or Swing Line Loan, and "Loans" shall mean,
                                                             -----
     collectively, all Revolving Loans (whether bearing interest at the Base Rate or Applicable LIBOR Rate) and Swing Line Loans.

          "Loan Documents" means this Agreement, the Revolving Notes, the Swing
           --------------
     Line Note, and the Administrative Fee Letter.

          "Mandatory Borrowing" has the meaning specified in Section 2.4(e) of
           -------------------
     this Agreement.

          "Maturity Date" means August ___, 2003.
           -------------

          "Multiemployer Plan" means any "multiemployer plan" as defined in
           ------------------
     ERISA Section 4001(a)(3) to which the Borrowers or any ERISA Affiliate are making or accruing an obligation to make contributions, or have within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Note" means each of the Revolving Notes and the Swing Line Note.
           ----

          "Obligations" means all now existing or hereafter arising
           -----------
     indebtedness, obligations, liabilities and covenants of the Borrowers to the Lenders or the Agent, their respective Affiliates or permitted successors and assigns or any other Indemnified Person, in each case arising under or evidenced by this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

          "OHI" means Overnite Holding, Inc., a Delaware corporation and 100%
           ---
     owned Subsidiary of Parent Borrower.

          "Operating Borrower" means Overnite Transportation Company, a Virginia
           ------------------
     corporation and 100% owned Subsidiary of OHI.

          "Optional Prepayment" means the optional prepayment of Revolving Loans
           -------------------
     pursuant to Section 3.6(b) of this Agreement or the optional prepayment of Swing Line Loans pursuant to Section 2.4(f) of this Agreement, as the context shall require.

          "Parent Borrower" means Overnite Corporation, a Virginia corporation.
           ---------------

          "Parent Borrower Public Offering" means the Parent Borrower Public
           -------------------------------
     Offering of Common Stock of Parent Borrower pursuant to the Form S-1 Registration Statement, Registration Number 333-53169, initially filed with the SEC on May 20, 1998, as amended.

          "PBGC" means the Pension Benefit Guaranty Corporation and any
           ----
     successor Federal Agency.

          "Permitted Investment" means each of (a) direct obligations of the
           --------------------
     United States of America, and agencies thereof; (b) obligations fully guaranteed by the United States of America; (c) certificates of deposit issued by, or bankers' acceptance of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000; (d) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) of at least A-2 or P-2, respectively; (e) registered investment companies that limit their investments to the instruments described in clauses (a) through (d) hereof;
     (f) overnight repurchase agreements based on securities of the types described in clauses (a) and (b) with a bank, trust company or national banking association satisfying the requirements of clause (c); or (g) any other investment (including, without limitation, investments in Persons that do not become Subsidiaries as a result of the investment), provided
                                                                     --------
     the aggregate amount of all investments referred to in this clause (g) shall not exceed $6,000,000.00.

          "Permitted Liens" means:
           ---------------

          (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrowers or one or more of their Subsidiaries by appropriate proceedings and for which adequate reserves have been established by the Borrowers or one or more of their Subsidiaries as reflected in Borrowers' financial statements;

          (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by the Borrowers or one or more of their Subsidiaries by appropriate proceedings and for which adequate reserves have been established by the Borrowers or one or more of their Subsidiaries as reflected in Borrowers' financial statements;

          (c) any Liens in favor of the Lenders under the Loan Documents;

          (d) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Borrowers or one or more of their Subsidiaries incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

          (e) Liens (other than Liens imposed on any property of the Borrowers or one or more of their Subsidiaries or any ERISA Affiliate pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, trade contracts (other than for Indebtedness), surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $1,000,000), bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrowers or one or more of their Subsidiaries;

          (f) any Liens existing upon the date hereof as set forth in Schedule
     1.1 hereto;

          (g) Liens securing obligations incurred to finance the deferred purchase price of property, provided that (i) such Liens shall be created
                                 --------
     within 120 days after the acquisition of such property, (ii) such Liens do not at any time encumber any property other than the property financed by such obligations, (iii) the amount of the obligation secured thereby is not increased, and (iv) the principal amount of an obligation secured by any such Lien shall at no time exceed the lesser of (A) 100% of the original purchase price of such property and (B) the fair value (as determined in good faith by the Board of Directors of the Parent Borrower) of such property at the time it was acquired;

          (h) Liens securing obligations assumed in connection with Investments made in accordance with Sections 6.2(e) and (h), provided that (i) such
                                                      --------
     Liens exist at the time of the Investment and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets after the time of such Investment, and (iii) the amount of the obligation secured by any such Lien is not increased; and

          (i) other Liens not to exceed $2,000,000 in the aggregate.

          "Permitted Uses" means (a) a $105,000,000 payment to Union Pacific
           --------------
     Corporation in connection with Parent Borrower's acquisition of OHI and Operating Borrower, (b) working capital, (c) capital expenditures made in compliance with this Agreement, (d) letters of credit, and (e) general corporate purposes.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Potential Event of Default" means an event, condition or circumstance
           --------------------------
     which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Prepayment Date" has the meaning specified in Section 9.3 of this
           ---------------
     Agreement.

          "Prime Rate" means the rate of interest established and announced from
           ----------
     time to time by the Agent as its Prime Rate, it being understood and agreed that the Prime Rate is used as a reference for fixing the lending rate on commercial loans and is not necessarily the lowest or most favorable rate of interest charged by the Agent on such loans. The Prime Rate, as applied to the Revolving Loans, will be changed on the same day as change occurs in the Agent's Prime Rate, in accordance with the Agent's standard practices in effect from time to time with respect to the administration of commercial loans.

          "Prohibited Transaction" has the meaning ascribed to such term in
           ----------------------
     ERISA.

          "Pro Rata Share" means, as of any date of determination and with
           --------------
     respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of Commitments of all Lenders, as such Commitments may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement; provided,
                                                                  --------
     however, that if all of the Commitments are terminated or reduced to zero
     -------
     hereunder, the Pro Rata

     Share shall mean, as of any date of determination and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the sum of the aggregate amount of such Lender's Revolving Loans then outstanding plus the aggregate amount of such Lender's participation in any outstanding Standby Letter of Credit and the denominator of which shall be the sum of the aggregate amount of all Revolving Loans then outstanding plus all Standby Letters of Credit then outstanding.

          "Regulation" shall mean any statute, law, ordinance, regulation, order
           ----------
     or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

          "Regulatory Change" means any applicable law, interpretation,
           -----------------
     directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the date hereof, whether the same is (i) the result of
                                                               -
     an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the date
         --
     hereof, including any such that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon any Lender by any jurisdiction (or any political subdivision thereof) in which any Lender or any office is located.

          "Release of Hazardous Substances" shall mean any spilling, leaking,
           -------------------------------
     pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Substances (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance), but excludes the normal application of fertilizer or pesticides.

          "Reportable Event" means any event or condition described in ERISA
           ----------------
     Section 4043(b), other than an event or condition with respect to which the 30-day notice requirement has been waived.

          "Required Lenders" means, except as otherwise provided in Section
           ----------------
     8.9(a) hereof, as of any date of determination, such Lenders whose Pro Rata Shares of the Revolving Loan Commitment, in the aggregate, are greater than sixty-six and two-thirds percent (66K%); provided, however, that for so
                                              --------  -------
     long as only two financial institutions constitute Lenders hereunder (it being understood that, solely for the purposes of determining the number of financial institutions constituting Lenders under this proviso, each financial institution, together with its Affiliates, shall constitute a single Lender), Required Lenders shall mean, except as otherwise provided in Section 8.9(a) hereof, as of any date of determination, such Lenders whose Pro Rata Shares of the Revolving Loan Commitment, in the aggregate, constitute one hundred percent (100%).

          "Revolving Loan" has the meaning specified in Section 2.1 of this
           --------------
     Agreement.

          "Revolving Loan Commitment" means the commitment of the Lenders to
           -------------------------
     make Revolving Loans and issue (or participate in the issuance of) Standby Letters of Credit in an aggregate amount of up to the Aggregate Commitment, as such amount may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement.

          "Revolving Note" means any promissory note issued to a Lender by the
           --------------
     Borrowers pursuant to this Agreement, substantially in the form (appropriately completed) of Exhibit A to this Agreement, as the same may be amended, modified or supplemented from time to time, and any other promissory note issued in exchange or substitution thereof, and "Revolving
                                                                      ---------
     Notes" means, collectively, all such promissory notes so issued.
     -----

          "SEC" means the Securities and Exchange Commission and any successor
           ---
     Federal agency.

          "Securities Act" means the Securities Act of 1933, as amended, and any
           --------------
     successor Federal statute.

          "Stamp Taxes" has the meaning specified in Section 9.5 of this
           -----------
     Agreement.

          "Standby Letter of Credit" has the meaning specified in Section 2.3 of
           ------------------------
     this Agreement.

          "State Payment Obligations" means payment obligations to states of the
           -------------------------
     United States of America or the District of Columbia in respect of tolls and fuel taxes not to exceed $5,000,000 in the aggregate at any time.

          "Subsidiary" means any corporation, limited liability company,
           ----------
     partnership, trust or other entity a majority of the capital stock (or equivalent ownership or controlling interest) of which at the time outstanding, having ordinary voting power for the election of directors (or equivalent controlling interest or persons), are owned by Borrowers directly or indirectly, and "Subsidiaries" means, collectively, all such
                                  ------------
     entities.

          "Swing Line Lender" has the meaning specified in Section 2.4(a) of
           -----------------
     this Agreement.

          "Swing Line Borrowing Notice" has the meaning specified in Section
           ---------------------------
     2.4(c) of this Agreement.

          "Swing Line Loan" has the meaning specified in Section 2.4(a) of this
           ---------------
     Agreement.

          "Swing Line Note" means the promissory note issued by the Borrowers to
           ---------------
     Crestar Bank pursuant to this Agreement in respect of the Swing Line Loans, substantially in the form (appropriately completed) of Exhibit B to this Agreement, as the same may be amended, modified or supplemented from time to time, and any other promissory note issued in exchange or substitution therefor.

          "Swing Line Period" has the meaning specified in Section 2.4(c) of
           -----------------
     this Agreement.

          "Swing Line Subfacility" has the meaning specified in Section 2.4(a)
           ----------------------
     of this Agreement.

          "Termination Event" means, with respect to any Benefit Plan, (a) any
           -----------------
     Reportable Event with respect to such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer such Benefit Plan under ERISA
     Section 4042.

          "Total Outstanding Amount" has the meaning specified in Section 2.1(a)
           ------------------------
     of this Agreement.

          "Year 2000 Compliant" has the meaning specified in Section 5.21 of
           -------------------
     this Agreement.

          "Year 2000 Problem" has the meaning specified in Section 5.21 of this
           -----------------
     Agreement.

          Section 1.2  Accounting Terms.   All accounting terms not specifically
                       ----------------
defined herein shall be construed in accordance with GAAP consistently applied.

          Section 1.3  Time Period Computations.  In the computation of a
                       ------------------------
period of time specified in this Agreement from a specified date to a subsequent date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

                                  ARTICLE II


                GENERAL PROVISIONS OF REVOLVING CREDIT FACILITY

          Section 2.1  The Revolving Loans.
                       -------------------

          (a)  Revolving Loan Borrowings.  Subject to the terms and conditions
               -------------------------
of this Agreement, each Lender severally and not jointly agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, at any time and from time to time on and after the Effective Date until one Business Day prior to the Maturity Date in an amount which shall not exceed such Lender's Pro Rata Share of the Revolving Loan Commitment; provided, however, that (i) the sum of the aggregate outstanding
            --------  -------
amount of all Revolving Loans plus the aggregate outstanding amount of all Swing
                              ----
Line Loans plus the aggregate outstanding amount of all Standby Letters of
           ----
Credit (such sum, the "Total Outstanding Amount") shall at no time exceed the Aggregate Commitment, and (ii) the aggregate outstanding amount of all Revolving Loans made by each individual Lender pursuant to this Section 2.1 plus the
                                                                  ----
aggregate outstanding amount of all Standby Letters of Credit made by the Issuing Lender and deemed made by each other Lender pursuant to Section 2.3 hereof shall at no time exceed such Lender's Pro Rata Share of the Revolving Loan Commitment. Within the limits and subject to the terms and conditions set forth in this Agreement, the Borrowers may borrow pursuant to this Section 2.1 and Section 2.2 hereof, may prepay pursuant to Section 3.6(b), and reborrow under this Section 2.1 hereof.

          (b)  The Revolving Notes; Maturity.  The Revolving Loans made by each
               -----------------------------
Lender pursuant hereto shall be evidenced by a separate Revolving Note. Each Revolving Note shall be issued on or before the Effective Date and shall bear interest for the period from the initial Funding Date thereof until paid in full on the unpaid principal amount thereof at the rate specified in Section 3.1 of
this Agreement.   Each Lender is hereby authorized to record in the books and records of such Lender (without making any notation in such Lender's Revolving Note or any schedule thereto) the amount and Funding Date of each Revolving Loan made by such Lender, and the amount and date of each payment or prepayment of any Revolving Loan. No failure to so record nor any error in so recording shall affect the obligations of the Borrowers to repay the actual outstanding principal amount of the Revolving Loans, with interest thereon, as provided in this Agreement. The aggregate principal amount of the Revolving Loans shall be payable on the Maturity Date, unless sooner accelerated pursuant to the terms of this Agreement.

          Section 2.2  Revolving Loan Borrowing Procedures.
                       ------------------------------------

          (a)  Notice of Revolving Borrowing.  Whenever the Borrowers desire to
               -----------------------------
borrow Revolving Loans under Section 2.1 hereof, the Borrowers shall deliver to the Agent irrevocable written notice substantially in the form of Exhibit C (each such notice, a "Borrowing Notice"). In the case of a Revolving Loan bearing interest at the Base Rate, the Borrowing Notice shall be delivered no later than 10:00 A.M. (Eastern time) on the Funding Date. In the case of a Revolving Loan bearing interest at the Applicable LIBOR Rate, the Borrowing Notice shall be delivered no later than 10:00 A.M. at least three (3) LIBOR Business Days prior to the first day of the LIBOR Period as to which such loan relates, it being understood that the Borrowers' entitlement to request Revolving Loans bearing interest at the Applicable LIBOR Rate is subject to compliance with, and the limitations of, Section 3.8(a) (with such modifications as shall be necessary to reflect that an initial loan, rather than the conversion of an outstanding loan, is being requested). The Borrowing Notice shall specify (i) that the Borrowers wish to effect Revolving Loans, (ii) the amount of the Revolving Loans thereby requested (which shall not be less than $3,000,000 and shall be in multiples of $500,000), (iii) the requested Funding Date of such Revolving Loans, which date shall be a Business Day, and (iv) whether the requested Revolving Loans will bear interest at the Base Rate or Applicable LIBOR Rate. Each Borrowing Notice shall be accompanied by the officer's certificate contemplated by Section 4.2(d) hereof. In lieu of delivering the above-described Borrowing Notice, and only with the consent of the Agent in its sole discretion at such time, the Borrowers may give the Agent telephonic notice of any such proposed borrowing by the time required under this Section 2.2(a); provided that, in the event the Agent so consents, such notice shall be
--------
confirmed in writing by delivery to the Agent promptly (but in no event later than 12:00 noon (Eastern time) on the Funding Date of the requested Revolving Loans) of a Borrowing Notice (it being understood that any such telephonic notice shall be irrevocable). Notwithstanding anything contained herein to the contrary, the Agent, without any notice or other authorization being required, shall (and is hereby irrevocably instructed by the Borrowers to) effect Revolving Loans bearing interest at the Base Rate in an amount sufficient to effect each payment of interest on the Loans due on each Interest Payment Date, and of each payment of the Facility Fee and the Administrative Fee due on the applicable Fee Payment Date, in accordance with Section 3.4(a) of this Agreement, provided that to the extent such payments are greater than the
           --------
aggregate Lender Availability, such payments shall be effected by a debit to the Borrowers' Account as provided in Section 3.4(a) hereof.

          (b)  Making of Revolving Loans.  Promptly after receipt of a Borrowing
               -------------------------
Notice under clause (a) of this Section 2.2 (or telephonic notice if the Agent so consents thereto), the Agent shall notify each Lender by telecopy or telex or other customary form of teletransmission of the requested borrowing. Each Lender shall make the amount of its Revolving Loan available to the Agent in Dollars and in immediately available funds, not later than 3:00 P.M. (Eastern time) on the Funding Date specified in the Borrowing Notice. After the Agent's receipt of the proceeds of such Revolving Loans from the Lenders, the Agent shall (unless it shall have learned that any of the conditions precedent set forth in Section 4.2 hereof have not been satisfied) make the proceeds of such Revolving Loans available to the Borrowers on such Funding Date and shall disburse such funds in Dollars to the Borrowers in immediately available funds by crediting the Borrowers' Account.

          (c)  Failure to Fund by Lender.  Unless the Agent shall have been
               -------------------------
notified by any Lender prior to 12:00 P.M. (Eastern time) on any Funding Date in respect of Revolving Loans requested under a Borrowing Notice that such Lender does not intend to make available to the Agent such Lender's Revolving Loan on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to 3:00 P.M. (Eastern time) on a Funding Date, such Lender agrees to pay and the Borrowers agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is paid or repaid to the Agent, at (i) in the case of such Lender, the Federal Funds Rate, and (ii) in the case of the Borrowers, the Base Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrowers shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly pay over to the Borrowers such corresponding amount in same day funds, but the Borrowers shall remain obligated for all interest thereon. Nothing contained in this Section 2.2(b) shall be deemed to relieve any Lender of its obligation hereunder to make its Revolving Loan on any Funding Date.

          Section 2.3  Standby Letters of Credit.
                       -------------------------

          (a)  Generally.  Subject to and in accordance with the terms and
               ---------
conditions set forth herein, the Borrowers may request the Issuing Lender, from time to time during the period commencing on the Effective Date and ending ten
(10) Business Days prior to the Maturity Date, to issue, and subject to the terms hereof the Issuing Lender shall issue, for the account of the Borrowers, one or more standby letters of credit (each, a "Standby Letter of Credit") pursuant to the Issuing Lender's customary letter of credit application;

provided that by entering into this Agreement the Borrowers shall be deemed to
--------
have requested the reissuance, effective as of the Effective Date, of all Standby Letters of Credit previously issued by the Agent for the account of Operating Borrower prior to the Effective Date, and such Standby Letters of Credit shall thereafter be deemed for all purposes to have been issued under this Agreement as of the Effective Date; provided, further, that the L/C
                                         --------  -------
Fronting Fee shall not be payable on the Effective Date in respect of such Standby Letters of Credit. The aggregate outstanding amount at any time and from time to time of all Standby Letters of Credit shall not exceed $75,000,000. The Issuing Lender shall have no obligation to issue any Standby Letter of Credit if, after giving effect to the issuance thereof, the Total Outstanding Amount shall then exceed the Aggregate Commitment (it being understood that the Issuing Lender shall, upon request of the Borrowers, issue a Standby Letter of Credit in an amount that would, after giving effect to the issuance thereof, not cause the Aggregate Commitment to be exceeded).

          (b)  Standby Letter of Credit Fees; Maturity.  The Borrowers shall,
               ---------------------------------------
among other things, pay to the Issuing Lender for the benefit of the Lenders, pro rata, on each L/C Fee Payment Date, in arrears, a fee (the "L/C Fee") per annum (calculated on the basis of a 360 day year and the actual number of days elapsed), computed by multiplying the Applicable LIBOR Margin for the Fiscal Quarter immediately preceding the applicable L/C Fee Payment Date by the daily average of the aggregate of all

Standby Letters of Credit outstanding during such Fiscal Quarter. Any change in the Applicable LIBOR Margin resulting from a change in the Consolidated Leverage Ratio shall be effective five (5) Business Days after receipt of Borrowers' financial statements reflecting such ratio; provided, however, that if such
                                            --------  -------
financial statements are not delivered when due, then the highest Applicable LIBOR Margin shall apply. In addition to the L/C Fee, the Borrowers shall pay to the Issuing Lender, for its own account, a L/C Fronting Fee equal to 0.05% of the amount of the Standby Letter of Credit per annum (calculated on the basis of a 360 days year and the actual number of days the Standby Letter of Credit will be outstanding) (the "L/C Fronting Fee"). The L/C Fronting Fee shall be payable not later than the Fee Payment Date.

          All Standby Letters of Credit issued by the Issuing Lender as contemplated by this Section 2.3 shall expire no later than the Maturity Date. Notwithstanding that the Issuing Lender shall have no obligation to issue any Standby Letter of Credit the expiration date of which shall extend beyond the Maturity Date, if the expiration date of any Standby Letter of Credit shall in fact extend beyond the Maturity Date, then on the last Business Day immediately preceding the Maturity Date, there shall be deemed to have been made Revolving Loans in the outstanding amount of all Standby Letters of Credit the expiration date of which shall occur after the Maturity Date, the proceeds of which the Issuing Lender shall deposit in a collateral account at the Issuing Lender or an Affiliate thereof in order to collateralize such Standby Letters of Credit, which collateral account shall bear interest for the account of the Borrowers based upon investment of the funds as agreed between the Issuing Lender and the Borrowers.

          (c)  Standby Letter of Credit Request Procedure.  Whenever the
               ------------------------------------------
Borrowers desire that a Standby Letter of Credit be issued on its behalf, the Borrowers shall give the Issuing Lender (with copies to be sent to the Agent and each other Lender) at least three (3) Business Days' prior written notice therefor. The execution and delivery of each request for a Standby Letter of Credit shall be deemed to be a representation and warranty by the Borrowers that such Standby Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Section 2.3. Unless the Issuing Lender has received notice from the Agent or any Lender before it issues the respective Standby Letter of Credit that one or more of the conditions specified in Section
4.2 are not then satisfied, or that the issuance of such Standby Letter of Credit would violate this Section 2.3, then the Issuing Lender may issue the requested Standby Letter of Credit for the account of the Borrowers in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Issuing Lender's usual and customary commercial lending practices as in effect from time to time.

          (d)  Letter of Credit Participations.
               -------------------------------

               (i) Immediately upon the issuance by the Issuing Lender of any Standby Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender (other than the Issuing Lender), and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, in proportion to such Lender's Pro Rata Share, in such Standby Letter of Credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any collateral therefor. Upon any change in a Lender's Pro Rata Share of the Revolving Loan Commitment, it is hereby agreed that with respect to all outstanding Standby Letters of Credit, there shall be an automatic adjustment to the participations pursuant to this Section 2.3(d) to reflect the new Pro Rata Share of the Revolving Loan Commitment of the assigning and assignee Lenders.

               (ii) In determining whether to pay under any Standby Letter of Credit, the Issuing Lender shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Standby Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Standby Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Standby Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to any Lender.

               (iii) Upon the request of any Lender, the Issuing Lender shall furnish to such Lender copies of any Standby Letter of Credit to which the Issuing Lender is party and such other documentation relating to such Standby Letter of Credit as may reasonably be requested by such Lender.

               (iv) As between the Borrowers on the one hand and the Issuing Lender and the Lenders on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of the Standby Letters of Credit by the respective beneficiaries of such Standby Letters of Credit. Without limiting the generality of the foregoing, neither the Issuing Lender nor any other Lender shall be responsible (except in the case of its gross negligence or willful misconduct) for the following:

               (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Standby Letters of Credit, even if it should in fact prove to be in any respects invalid, insufficient, inaccurate, fraudulent or forged;

               (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Standby Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (C) failure of the beneficiary of any such Standby Letter of Credit to comply fully with conditions required in order to draw upon such Standby Letter of Credit, other than material conditions or instructions that expressly appear in such Standby Letter of Credit;

               (D) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they are encoded;

               (E)  errors in interpretation of technical terms;

               (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Standby Letter of Credit or the proceeds thereof;

               (G) the misapplication by the beneficiary of any such Standby Letter of Credit of the proceeds of any drawing of any such Standby Letter of Credit; or

               (H) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any acts of governments.

               (v) The obligations of the Lenders to make payments to the Agent for the account of the Issuing Lender with respect to Standby Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (B) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Standby Letter of Credit, any transferee of any Standby Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, any Standby Letter of Credit, the transactions contemplated herein or any unrelated transactions;

               (C) any draft, certificate or any other document presented under the Standby Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein shall prove to be untrue or inaccurate in any respect;

               (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (E) the occurrence of any Event of Default or Potential Event of Default; or

               (F)  the termination of this Agreement or any Commitment.

          (e)  Standby Letter of Credit Drawings Constitute Revolving Loans.
               ------------------------------------------------------------
The Issuing Lender shall promptly notify the Agent, and the Agent shall promptly notify each Lender, in each case by telecopy or telex or other customary form of teletransmission, of any drawing under any Standby Letter of Credit (each drawing, a "Drawing"). Each Drawing shall immediately be deemed to be and for all purposes of this Agreement shall constitute a Revolving Loan hereunder in the amount of such drawing. Each Lender shall promptly and unconditionally pay to the Agent for the account of the Issuing Lender an amount equal to such Lender's Pro Rata Share of such Drawing in same day funds. Such payment shall be made to the Agent at the Agent Lending Office. If the Agent delivers such notice to such Lender prior to 2:00 P.M. (Eastern time) on any Business Day, such Lender shall make its required payment on the same Business Day. If and to the extent such Lender shall not have made available to the Agent for the account of the Issuing Lender such Lender's Pro Rata Share of such Drawing, such Lender agrees to pay to the Agent for the account of the Issuing Lender, promptly upon demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the Account of the Issuing Lender at the Federal Funds Rate plus 100 basis points. The failure of any Lender to make available to the Agent for the Account of the Issuing Lender its Pro Rata Share of any Drawing shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the Account of the Issuing Lender its Pro Rata Share of any Drawing on the date so required; provided, however, that no Lender
                                              --------  -------
shall be responsible for the failure of any other Lender to make available to the Agent for the account of the Issuing Lender such other Lender's Pro Rata Share of such Drawing.

          Section 2.4  Swing Line Loan Subfacility.
                       ---------------------------

          (a)  Swing Line Subfacility.  Subject to the terms and conditions
               ----------------------
hereof, Crestar Bank, in its individual capacity (as such, the "Swing Line Lender"), shall, in its sole and absolute discretion from and after the Effective Date until one Business Day prior to the Maturity Date, make certain revolving credit loans (each, a "Swing Line Loan" and, collectively, the "Swing Line Loans") to the Borrowers; provided, however, that (i) the aggregate
                               --------  -------        -
principal amount of all Swing Line Loans shall at no time exceed $10,000,000 (such amount, the "Swing Line Subfacility"), and (ii) the sum of the aggregate
                                                  --
amount of all Revolving Loans (whether bearing interest at the Base Rate or Applicable LIBOR Rate) plus the aggregate amount of all Swing Line Loans plus
                       ----
the aggregate amount of all Standby Letters of Credit shall at no time exceed the Aggregate Commitment.

          (b)  The Swing Line Note; Maturity.  The Swing Line Loans made by the
               -----------------------------
Swing Line Lender pursuant hereto shall be evidenced by a separate Swing Line Note. The Swing Line Note shall be issued on or before the Effective Date and shall bear interest for the period from the date of the initial funding of any Swing Line Loan until paid in full on the unpaid principal amount thereof. The Swing Line Lender is hereby authorized to record in its books and records (without making any notation on the Swing Line Note or any schedule thereto) the amount and date of funding of each Swing Line Loan made by it, and the amount and date of each payment or prepayment of any Swing Line Loan. No failure to so record nor any error in so recording shall affect the obligations of the Borrowers to repay the actual outstanding principal amount of the Swing Line Loans, with interest thereon, as provided in this Agreement. The aggregate principal amount of the Swing Line Loans shall be payable on the Maturity Date, unless sooner accelerated pursuant to the terms of this Agreement.

          (c)  Swing Line Loan Borrowing Procedure.  Whenever the Borrowers
               -----------------------------------
desire to borrow Swing Line Loans under this Section 2.4, the Borrowers shall deliver to the Swing Line Lender irrevocable written notice (each such notice, a "Swing Line Borrowing Notice"), and the Swing Line Lender may, in its sole and absolute discretion and upon such other arrangements as shall be specifically agreed to by the Swing Line Lender and the Borrowers, make a Swing Line Loan to the Borrowers on the date (which shall be a Business Day), at the time and in the amount so agreed; provided, however, that (i) the principal amount of any Swing Line Loan made
--------  -------        -
hereunder shall not be less than $1,000,000.00 (and shall be in multiples of $250,000.00) and (ii) an individual Swing Line Loan shall be offered by the
                  --
Swing Line Lender for a period of not less than 1 but not more than 29 days (any such period, a "Swing Line Period").

          (d)  Interest on Swing Line Loans.  Subject to the provisions of
               ----------------------------
clause (e) of this Section 2.4, in the event that the Swing Line Lender shall make any Swing Line Loan pursuant to Section 2.4 hereof, the aggregate principal amount of Swing Line Loans outstanding from time to time shall bear interest at a rate per annum equal to the Base Rate for the applicable Swing Line Period.

          (e)  Repayment of Swing Line Loans.  Each Swing Line Loan made by the
               -----------------------------
Swing Line Lender hereunder shall be due and payable upon the expiration of the Swing Line Period relating to such Swing Line Loan. The Swing Line Lender may, at any time and in its sole and absolute discretion, by written notice to the Borrowers and the Agent (which shall promptly deliver a copy thereof to the other Lenders), demand repayment of its Swing Line Loans then outstanding by way of a Revolving Loan borrowing (a "Mandatory Borrowing"), in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing in the amount of the then outstanding Swing Line Loans which shall bear interest at the Base Rate; provided, however, that, in the following circumstances, any such
           --------  -------
demand shall also be deemed to have been given one Business Day prior to each of
(i) the Maturity Date, (ii) the occurrence of any Event of Default described in
 -                      --
clause (g), (h) or (i) of Section 7.1 hereof, (iii) upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in clause (g), (h) or (i) of Section 7.1 or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.1 hereof. Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of a Mandatory Borrowing, in the amount (but in proportion to each Lender's Pro Rata Share) and in the manner specified in the preceding sentence and on the same such date notwithstanding that (A) the amount of the Mandatory Borrowing may not comply
--------------------
with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 4.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.2 hereof, (E) the date of such Mandatory Borrowing, or (F) any reduction in the Revolving Loan Commitment or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding in bankruptcy with respect to the Borrowers), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swing Line Lender such participations in the then outstanding Swing Line Loans as shall be necessary to cause each such Lender to share in such Swing Line Loans ratably based upon its respective Pro Rata Share of the Revolving Loan Commitment (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 7.1), provided that (x) all interest payable on
                                    --------
the Swing Line Loans shall be for the account of the Swing Line Lender until the date as of which the respective participation of each other Lender is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swing Line Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f)  Optional Prepayment of Swing Line Loans. Subject to the
               ---------------------------------------
provisions of this clause (f) and Section 3.9 hereof, the Borrowers may, at their sole option, prepay the principal amount of the Swing Line Loans in whole or in part (in an amount of $250,000 or more and in multiples of $250,000) at any time and from time to time, without premium or penalty. In respect of each Optional Prepayment of a Swing Line Loan proposed to be made by the Borrowers, the right of the Borrowers to make such Optional Prepayment is subject to the Agent's receipt from the Borrowers, no later than 12:00 P.M. on the Business Day specified therein as the date on which such Optional Prepayment is to be made, of a written notice (which shall be irrevocable) specifying (i) that the
                                                             -
Borrowers desire to prepay such Swing Line Loan, (ii) the principal amount of
                                                  --
such Optional Prepayment, and (iii) the date (which shall be a Business Day) on
                               ---
which such Optional Prepayment will be made. Any Optional Prepayment of a Swing Line Loan, which has not been converted to a Revolving Loan, made by the Borrowers as permitted hereunder shall be paid to the Agent for the account of the Swing Line Lender no later than 12:00 P.M. (Eastern Time) on the applicable prepayment date.

                                  ARTICLE III

                         INTEREST, FEES AND REPAYMENT

          Section 3.1    Interest on the Revolving Loans
                         -------------------------------

          (a)  Base Rate.  The initial Revolving Loan and, except as provided
               ---------
pursuant to clause (b) of this Section 3.1, the aggregate principal amount of the Revolving Loans outstanding from time to time shall bear interest at a rate per annum equal to the Base Rate until the entire principal amount of the Revolving Loans shall have been repaid. Any change in the rate of interest on the Revolving Loans resulting from a change in the Base Rate shall be effective as of the opening of business on the day on which such change is effective.

          (b)  LIBOR Rate.  In the event the Borrowers shall effect a LIBOR
               ----------
Conversion in accordance with the provisions of Section 3.8 of this Agreement or obtain a Revolving Loan that shall bear interest initially at the Applicable LIBOR Rate as provided in Section 2.2(a) hereof, the aggregate principal amount of the Revolving Loans that are the subject of such LIBOR Conversion or Borrowing Notice, as the case may be, shall bear interest at a rate per annum equal to the Applicable LIBOR Rate. Any change in the Applicable LIBOR Rate resulting from a change in the Consolidated Leverage Ratio shall be effective five (5) Business Days after receipt of Borrowers' financial statements reflecting such ratio; provided, however, that if such financial statements are
                       --------  -------
not delivered when due, then the highest Applicable LIBOR Rate shall apply.

          Section 3.2    Regulatory Changes.  If, after the date of this
                         ------------------
Agreement, any Regulatory Change:

          (a) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make or maintain any Loan or its Commitment, or shall change the basis of taxation of payments to such Lender of the principal of or interest on the Loans or in respect of any other amounts due under this Agreement in respect of its obligation to make any Loan or maintain its Commitment (except for changes in the rate of tax on the overall net income of such Lender); or

          (b) shall impose, modify or deem applicable any reserve, assessment, special deposit, capital adequacy, capital maintenance or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender or shall impose on such Lender any other condition affecting (i) the obligation of the Lender to make or maintain the Loans or its Commitment, or
(ii) the Revolving Notes or
the Swing Line Note; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Loan or maintaining its Commitment or to reduce the amount of any sum received or receivable by such Lender under, or the rate of return attributable to, this Agreement or under the Revolving Notes or the Swing Line Note, such Lender shall, within 30 days after the effective date of such Regulatory Change, provide written notice to the Borrowers of such Regulatory Change (it being agreed by the parties hereto that if such notice is given after 30 days' of the effective date of such Regulatory Change, the Borrowers shall be liable to the Lenders for the additional amounts payable pursuant to this Section 3.2 only to the extent such additional amounts accrue from and after the date of the giving of such notice), together with a certificate describing in reasonable detail such increase or reduction, as the case may be, then, within 30 days after delivery of such notice by such Lender to the Borrowers if such Regulatory Change shall impose costs in excess of those costs, or reduce the amount of any such sum or rate of return below the amount or rate, applicable on the date of this Agreement, the Borrowers, shall pay to the Agent for the account of such Lender for the account of such Lender such additional amount or amounts as will compensate such Lender for such increase or reduction. A certificate of such Lender setting forth the basis for the amount of said increase or reduction, as the case may be, shall be conclusive in the absence of manifest error.

          Section 3.3  Interest After Due Date.   In the event the Borrowers
                       -----------------------
fail to make any payment of the principal amount of or interest on any of the Revolving Loans or Swing Line Loans, or of the Facility Fee, the Administrative Fee, the L/C Fee or the L/C Fronting Fee, in each case within four (4) Business Days after due (whether by demand, acceleration or otherwise), the Borrowers, shall pay to the Agent for the account of the Lenders interest on such unpaid amount, payable from time to time on demand, from the expiration of such four
(4) Business Day period following the date such amount shall have become due to the date of payment thereof, accruing on a daily basis, at a per annum rate (the "Default Rate") equal to the sum of (a) the greater of the Base Rate and Applicable LIBOR Rate determined on and, in the case of any continuing default, from time to time after the date of such default plus (b) two percent (2%).
                                                 ----

          Section 3.4    Payment and Computations.
                         ------------------------

          (a)  Payments.  All payments required or permitted to be made to the
               --------
Agent, to the Agent for the account of the Lenders, or to any Lender under this Agreement or under any Note shall be made in Dollars (i) if to the Agent, at the
                                                      -
Lending Office of the Agent in immediately available funds and (ii) if to any
                                                                --
Lender, to it in immediately available funds at an account specified by such Lender in writing to the

Borrowers. If payments are not received by the fourth Business Day following the due date, the Borrowers hereby irrevocably instruct and authorize the Agent to effect each payment of interest on the Loans as of the close of business on the fourth Business Day following each Interest Payment Date, and of each payment of the Facility Fee and the Administrative Fee due as of the close of business on the fourth Business Day following the applicable Fee Payment Date, by effecting Revolving Loans bearing interest at the Base Rate in an amount sufficient to make such payments. If the amount of such payments is greater than the aggregate Lender Availability, the Borrowers hereby irrevocably instruct and authorize the Agent to effect such payments by debiting the Borrowers' Account on such Interest Payment Date or Fee Payment Date, as the case may be, with the aggregate amount thereof, in each case, after giving effect to the crediting to the Borrowers' Account of the proceeds of the Revolving Loan, if any, made on such Interest Payment Date or Fee Payment Date, as the case may be, in accordance with Section 2.1(b) of this Agreement. The Agent shall provide to the Borrowers an invoice showing the amount of such Revolving Loan or debit, as the case may be, and the manner in which it was calculated.

          (b)  Computations.  Interest on the unpaid portion of the Revolving
               ------------
Loans, the Swing Line Loans, the Facility Fee and the Administrative Fee shall each be calculated for the actual number of days (including the first day but excluding the last day) elapsed and shall be computed on the basis of a year of 360 days.

          (c)  Interest and Fee Payment Dates.  The Facility Fee and interest on
               ------------------------------
the Loans shall be payable in arrears (i) in the case of the Revolving Loans and
                                       -
Swing Line Loans, on each Interest Payment Date and (ii) in the case of the
                                                     --
Facility Fee, on each Fee Payment Date. The Administrative Fee and the L/C Fronting Fee shall be payable in advance on each Fee Payment Date. The L/C Fee shall be payable in arrears as provided in Section 2.3(b) hereof.

          (d)  Application of Payments; Apportionment.
               --------------------------------------

               (i) Unless a Lender shall be in default of its obligations to advance any Revolving Loan or reimburse the Agent as provided herein, all payments and prepayments of principal and interest in respect of outstanding Revolving Loans and all payments of fees (other than the Administrative Fee and the L/C Fronting Fee) and all other payments in respect of any other Obligations (other than with respect to Swing Line Loans) shall be allocated among (and paid over promptly after receipt thereof to) such of the Lenders as are entitled thereto in proportion to their respective Pro Rata Shares. All payments and prepayments of principal and interest and other amounts in respect of the Swing

     Line Loans that have not been converted to Revolving Loans, and all payments of the Administrative Fee and the L/C Fronting Fee, shall be allocated only to the Swing Line Lender.

               (ii) Upon the occurrence and during the continuance of an Event of Default, the Agent shall, unless otherwise specified by the Required Lenders as provided in the last paragraph of this clause (ii), apply all payments in respect of any Obligations:

               (A) first to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrowers;

               (B) second, to pay Obligations in respect of any fees, expense reimbursement or indemnities due to the Agent;

               (C) third, to pay Obligations in respect of any fees, expense reimbursement, indemnities, increased costs or breakage then due to the Lenders, pro rata;

               (D) fourth, to the ratable payment of overdue interest or late charges, if any, then due the Lenders;

               (E) fifth, to the ratable payment of interest due in respect of the Revolving Loans and Swing Line Loans;

               (F) sixth, to the ratable payment or prepayment of principal due in respect of the Revolving Loans and Swing Line Loans; and

               (G)  seventh, to the ratable payment of all other Obligations;

provided, however, that no Lender which shall be in default of its obligations
--------  -------
to fund Revolving Loans or reimburse the Agent as provided herein shall be entitled to its ratable share of payments in respect of any Obligations prior to the payment to all non-defaulting Lenders of all amounts due such Lenders as provided herein.

          The order of priority set forth in this Section 3.4(d)(ii) is set forth solely to determine the rights and priorities of the Agent and the Lenders as among themselves. The order of priority set forth in clauses (C) through (G) of this Section 3.4(d)(ii) may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrowers, or any other Person.

The order of priority set forth in clauses (A) and (B) of this Section 3.4(d)(ii) may be changed only with the prior written consent of the Agent.

          Section 3.5    Payment at Maturity.  Any outstanding principal amount
                         -------------------
of the Revolving Notes or the Swing Line Note theretofore not repaid, together with any accrued and unpaid Facility Fee, Administrative Fee, L/C Fee or L/C Fronting Fee, any accrued and unpaid interest thereon, together with any other amounts due and payable in accordance with the provisions hereof (including pursuant to Section 9.10 hereof) shall be due and payable in full on the Maturity Date (unless sooner accelerated pursuant to the terms hereof), and this Agreement shall not terminate until all Obligations shall have been paid in full.

          Section 3.6    Prepayments; Certain Early Repayments.
                         -------------------------------------

          (a)  Mandatory Prepayment of Loans and Standby Letters of Credit.
               -----------------------------------------------------------

               (i) Upon the termination of this Agreement pursuant to the first sentence of Section 9.3 of this Agreement (supervening illegality), the Borrowers shall on the Prepayment Date (x) prepay the Loans in full
                                             -
     together with interest accrued on the aggregate principal amount of the Loans to the Prepayment Date, and (y) pay to the Agent, for the account of
                                        -
     the Lenders all other amounts payable pursuant to Sections 3.9 and 9.3 of this Agreement.

               (ii) If at any time the Total Outstanding Amount shall be greater than the Aggregate Commitment, the Borrowers shall, without notice from the Lender, prepay that portion of the Loans and/or the Standby Letters of Credit, as the case may be, in an amount equal to such excess.

          (b)  Optional Prepayments of Revolving Loans. Subject to the terms and
               ---------------------------------------
conditions of clause (c) below and Section 3.9 hereof, the Borrowers may, at their sole option, prepay the principal amount of the Revolving Loans (whether bearing interest at the Base Rate or Applicable LIBOR Rate) in whole or in part (in an amount of $500,000 or more and in multiples of $100,000) at any time and from time to time, without premium or penalty.

          (c)  Optional Prepayment Procedure.  In respect of each Optional
               -----------------------------
Prepayment of Revolving Loans (whether bearing interest at the Base Rate or Applicable LIBOR Rate) proposed to be made by the Borrowers, the right of the Borrowers to make such Optional Prepayment is subject to the Agent's receipt from the Borrowers, no later than 10:00 A.M. (Eastern Time) on the Business Day specified therein as the date on which such Optional Prepayment is to be made (unless such

Optional Prepayment shall relate to LIBOR Loans, in which case such notice shall be given no later than 10:00 A.M. (Eastern time) at least three (3) Business Days prior to the date of prepayment, of a written notice (which shall be irrevocable) specifying (i) that the Borrowers desire to prepay the Revolving
                         -
Loans, (ii) the principal amount of such Optional Prepayment, and (iii) the date
        --                                                         ---
(which shall be a Business Day or, if such Optional Prepayment relates to a LIBOR Loan, a LIBOR Business Day) on which such Optional Prepayment will be made. Any Optional Prepayment of Revolving Loans made by the Borrowers as permitted hereunder shall be paid to the Agent for the account of the Lenders no later than 12:00 P.M. (Eastern Time) on the applicable prepayment date (except that any prepayment of a LIBOR Loan shall be paid no later than 10:00 A.M. (Eastern Time) on the applicable prepayment date).

          Section 3.7    Facility Fee, Administrative Fee, and Letter of Credit
                         ------------------------------------------------------
Fees.
----

          (a)  Facility Fee.  For each Fiscal Quarter (or part thereof) during
               ------------
the period from the Effective Date until the Maturity Date, the Borrowers shall pay to the Agent for the account of the Lenders pro rata based upon each Lender's Pro Rata Share of the Revolving Loan Commitment, a Facility Fee (the "Facility Fee") determined based upon the Aggregate Commitment without regard to outstanding amounts of Revolving Loans and Standby Letters of Credit. The Facility Fee shall be computed at a rate per annum equal to the Applicable Facility Fee. The Facility Fee shall be due and payable in arrears on the Fee Payment Date to which such Facility Fee relates and on the Maturity Date, and shall be calculated on the basis of a 360 day year and the actual days elapsed.

          (b)  Administrative Fee. The Borrowers shall pay to the Agent, as
               ------------------
compensation for the services of the Agent hereunder, a fee (the "Administrative Fee") in an amount separately agreed to by the Borrowers, Crestar Bank and the Agent in that certain letter agreement dated June 18, 1998 (the "Administrative Fee Letter"). The Administrative Fee payable by the Borrowers as contemplated by this clause (b) shall be due on the applicable Fee Payment Date (and the Borrowers shall not be entitled to any credit if any Lender as to which such fee shall have been paid ceases to be a Lender hereunder for the entire year in respect of which such fee shall have been due and payable; provided that if the
                                                           --------
Agent resigns as such during any year as to which the Administrative Fee has been paid by the Borrowers, the Agent shall reimburse the Borrowers for the portion of such Administrative Fee related to the period for which the Agent will not continue to serve as Agent, calculated on the basis of a 360-day year and the actual days elapsed).

          (c)  Letter of Credit Fees.  The Borrowers shall pay the L/C Fee and
               ---------------------
the L/C Fronting Fee in accordance with the provisions of Section 2.3(b) hereof.

          Section 3.8    LIBOR Conversion
                         ----------------

          (a)  Conversion.  So long as no Event of Default or Potential Event of
               ----------
Default shall have occurred and be continuing, the Borrowers shall have the right to convert all or part of the outstanding Revolving Loans bearing interest at the then Base Rate to loans bearing interest at the then Applicable LIBOR Rate (such conversion, a "LIBOR Conversion"); provided, however, that (i) the
                                              --------  -------
LIBOR Period to which such LIBOR Conversion shall relate will not extend beyond the Maturity Date and (ii) there shall not be outstanding at any one time more than eight (8) LIBOR Loans. In order to effect a LIBOR Conversion, the Borrowers shall give the Agent irrevocable written notice (such notice, a "LIBOR Conversion Notice") prior to 10:00 A.M. (Eastern time), at least three LIBOR Business Days prior to the first day of the LIBOR Period to which such LIBOR Conversion shall apply, stating that (i) the Borrowers wish to effect a LIBOR Conversion, (ii) the aggregate principal amount of outstanding Revolving Loans which the Borrowers wish to bear interest at the Applicable LIBOR Rate (it being understood and agreed that no LIBOR Conversion shall be permitted in an amount less than $3,000,000.00 and shall be in multiples of $500,000.00), (iii) the applicable LIBOR Period being elected by the Borrowers (it being understood that no change in LIBOR with respect to any LIBOR Loans may be effected during any applicable LIBOR Period) and (iv) the Business Day on which the LIBOR Period is to be effective.

          (b)  Notice of LIBOR to Borrowers.  In the event the Borrowers have
               ----------------------------
requested a LIBOR Conversion, the Agent shall give written notice to the Borrowers and the Lenders of LIBOR as promptly as reasonably possible after such rate is determined. The Agent's determination of LIBOR shall be conclusive in the absence of manifest error.

          (c)  Successive Notice of LIBOR Conversion.  Subject to the provisions
               -------------------------------------
of clause (a) of this Section 3.8, the Borrowers may, by executing a LIBOR Conversion Notice at least three LIBOR Business Days prior to the first day of the LIBOR Period to which such LIBOR Conversion Notice shall apply, execute successive LIBOR Conversions with respect to any Revolving Loan then outstanding and bearing interest at the Base Rate together with any then outstanding LIBOR Loans the LIBOR Period in respect of which is scheduled to expire on or before the start of the LIBOR Period specified in such LIBOR Conversion Notice. If, with respect to any LIBOR Loans, the Agent shall not have received a LIBOR Conversion Notice for the next immediately succeeding LIBOR Period which complies with the provisions of clause (a) of this Section 3.8, such LIBOR

Loans shall, immediately upon the expiration of the then current LIBOR Period and without any notice to the Borrowers, bear interest at the Base Rate in accordance with the provisions of Section 3.1(a) of this Agreement.

          (d)  Market Disruption, etc.  In the event that the Agent (i) shall
               ----------------------
have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the London interbank market either adequate or reasonable means do not exist for ascertaining LIBOR elected by the Borrowers pursuant to the terms hereof or (ii) the Agent shall have determined (which determination shall be conclusive and binding on the Borrowers) that the applicable LIBOR will not adequately and fairly reflect the cost to the Agent of maintaining or funding loans bearing interest based on such LIBOR rate, with respect to any portion of the Revolving Loans that the Borrowers have requested be made as a LIBOR Loan (each, an "Affected Advance"), the Agent shall promptly notify the Borrowers (by telephone or otherwise, to be promptly confirmed in writing), with a copy to the Lenders, of such determination. If the Agent shall give such notice, (x) any Affected Advances shall be made as advances which shall bear interest at the Base Rate, and (y) any outstanding LIBOR Loan shall, from and after the last day of the then current LIBOR Period applicable thereto, bear interest at the Base Rate or, if requested by Borrowers in accordance with Section 3.8(a) and the disruption referred to in clause (i) or (ii) of this Section 3.8(d), as the case may be, is no longer in existence, at the Applicable LIBOR Rate following conversion in accordance with Section 3.8(a). Until any notice under clause (i) or (ii) of this Section 3.8(d) has been withdrawn by the Agent, no amounts outstanding or to be advanced hereunder shall bear interest based upon LIBOR.

          Section 3.9    Breakage, etc.   In the event of the prepayment of any
                         --------------
LIBOR Loan (whether by way of acceleration or otherwise or due to an Optional Prepayment of any LIBOR Loan pursuant to Section 3.6(b) hereof), the Borrowers shall pay to the Agent for the account of each Lender whose LIBOR Loan has been so prepaid any loss or expense which such Lender may incur or sustain directly as a result of such prepayment, including without limitation, an amount equal to
(a) an amount of interest which would have accrued on the amount so prepaid for the period beginning on the date of such prepayment and ending on the last day of the applicable LIBOR Period (such period, the "Breakage Period"), at the Applicable LIBOR Rate minus (b) the amount of interest (as reasonably determined by each affected Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for the Breakage Period with leading banks in the London interbank market, in each case, as evidenced by a certificate delivered to the Borrowers by each affected Lender, which certificate shall be binding upon the Borrowers in the absence of manifest error.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

          Section 4.1    Conditions Precedent   The Revolving Loan Commitment of
                         --------------------
the Lenders hereunder shall become effective only on the day (the "Effective Date") on which all of the following additional conditions precedent shall have been fulfilled to the satisfaction of the Lenders; provided, however, that in
                                                   --------  -------
the event the Effective Date shall have not occurred on or prior to August 15, 1998, the Lenders shall have no further obligations hereunder:

          (a) The Agent, on behalf of the Lenders, shall have received from the Borrowers the following instruments, agreements, certificates and payments, as the case may be, on or prior to the Effective Date:

               (i) A Revolving Note, dated the Effective Date, payable to the order of each of Lender in the amount of such Lender's Pro Rata Share of the Revolving Loan Commitment and duly executed by the Borrowers;

               (ii) A Swing Line Note, dated the Effective Date, payable to the order of Crestar Bank in the amount of $10,000,000.00 and duly executed by the Borrowers;

               (iii) An opinion or opinions of counsel to the Borrowers, in form and substance satisfactory to the Lenders;

               (iv) A certified copy of the resolutions of the Board of Directors of each of the Borrowers authorizing the execution and delivery of this Agreement and/or the other Loan Documents to which they are a party;

               (v) A copy of the charter documents and by-laws of each of the Borrowers and any Subsidiaries thereof, together with all amendments thereto, certified by the Secretaries of the applicable Borrower or Subsidiary as being true, complete and correct and in effect as of the Effective Date;

               (vi) By wire transfer of immediately available funds, the Borrowers shall have paid to the Agent, on behalf of the Agent and the Lenders, as applicable, the underwriting fee payable to the Agent and the Lenders in accordance with the Administrative Fee Letter, which fee shall be nonrefundable;

               (vii) A certificate of an Authorized Officer of each of the Borrowers, dated the Effective Date, certifying that the matters contained in clauses (b), (c) and (d) of Section 4.2 hereof are true and correct;

               (viii) A certificate of an Authorized Officer of the Borrowers, dated the Effective Date, certifying, in form and substance satisfactory to the Lenders, the Borrowers' compliance with Section 6.1(i) hereof, having attached to such certificate a summary in reasonable detail of the Borrowers' and their Subsidiaries' insurance coverage. Upon request of the Lenders, the Borrowers shall deliver an insurance report of an independent insurance broker as to due compliance with Section 6.1(i) hereof; and

               (ix) The results of a search, upon the records maintained with the appropriate Secretary of State and county or city recorder offices of all jurisdictions deemed advisable by the Lenders, regarding liens, if any, on file with such offices and naming any of the Borrowers or any Subsidiary as a debtor, which results shall be satisfactory to the Lenders.

          (b) The Parent Borrower Public Offering shall have been completed by August ___, 1998 [5 business days after signing and deposit in escrow] and resulted in the Parent Borrower's receipt of net proceeds of not less than $300,000,000;

          (c) The Parent Borrower shall have acquired OHI and Operating Borrower on terms satisfactory to the Agent, which terms shall not include the incurrence of more than $105,000,000 of Indebtedness in connection with such acquisition (other than Indebtedness not to exceed $5,000,000 in the aggregate representing any balance of intercompany amounts due from Operating Borrower to Union Pacific Corporation that may result from the closing of such acquisition);

          (d) The Borrowers shall have delivered to the Lenders (i) the Final Prospectus and (ii) the unaudited consolidated financial statements of the Borrowers' and their Consolidated Subsidiaries as of June 30, 1998, together with, in each case, an officer's certificate, dated the Effective Date, from an Authorized Officer of each of the Borrowers, stating that, to their personal knowledge after having performed such due diligence as would customarily be performed by a corporate officer in their position, such Prospectus and unaudited financial statements, if any, attached thereto as of the Effective Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) All legal matters incident to this Agreement shall be satisfactory to counsel for the Lenders, and the Borrowers shall have reimbursed the Lenders for their fees and expenses and the reasonable fees and expenses of the Lenders' counsel in connection with the preparation or review, as the case may be, of the Loan Documents and all matters incident thereto (it being understood that such statement may not reflect the final statement of fees and expenses incurred by the Lenders' counsel in connection with such preparation or review);

          (f) The Borrowers shall have disclosed to the Lenders promptly from time to time any material developments or changes in the Borrowers and their Subsidiaries', taken as a whole, business, assets, results of operations, condition (financial or otherwise), including without limitation amendments to their charter documents or the Parent Borrower's filings with the SEC and the exhibits thereto, and any material amendments, changes or terminations of any material contracts or the award of or loss of any material bid or proposal. Any such material developments, changes or amendments shall not have had a material adverse effect on the assumptions contained in the credit analysis of the Borrowers performed by the Lenders prior to the execution of this Agreement or resulted in a material adverse change since June 30, 1998 in the business, assets, results of operations, condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole;

          (g) All Schedules delivered hereunder by the Borrowers shall be in form and substance satisfactory to the Lenders;

          (h) By wire transfer of immediately available funds, the Agent shall have received the Administrative Fee due and payable to the Agent pursuant to the Administrative Fee Letter, which fee shall be nonrefundable; and

          (i) The Lenders shall have received such other documents, instruments, certificates, opinions, agreements and information as the Lenders or their counsel shall reasonably request in their discretion in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, current consolidated financial statements of the Borrowers and their Subsidiaries).

          Section 4.2  Further Conditions Precedent to Loans and Standby
                       -------------------------------------------------
Letters of Credit.   The obligation of the Agent, on behalf of the Lenders, to
-----------------
make any Revolving Loan, and the obligation of the Swing Line Lender to make any Swing Line Loan, and the obligation of the Issuing Lender to issue any Standby Letter of Credit shall be subject to the fulfillment to the satisfaction of the Lenders, in the case of Revolving

Loans and Standby Letters of Credit, and the Swing Line Lender, in the case of Swing Line Loans, of the further conditions precedent that, on the Funding Date for such Revolving Loan or Swing Line Loan or the issuance date for such Standby Letter of Credit, as the case may be:

          (a) The Agent shall have received a Borrowing Notice (except as otherwise provided in the last sentence of Section 2.2(a) of this Agreement) in accordance with Section 2.2(a) or the Swing Line Lender shall have received a Swing Line Borrowing Notice in accordance with Section 2.4(c) or the Issuing Lender shall have received a request for a Standby Letter of Credit in accordance with Section 2.3(c), as the case may be, in each case executed by an Authorized Officer of the Borrowers (or other officer of the Borrowers designated by such Authorized Officer as having authority to execute such notice);

          (b)  The representations and warranties of the Borrowers contained in
Article V of this Agreement (except to the extent such representations or warranties relate to a specific prior date) shall be true and correct as of such Funding Date (or, in the case of Standby Letters of Credit, the date of issuance thereof) as though made on and as of such Funding Date (or, in the case of Standby Letters of Credit, the date of issuance thereof) (and, if any such representation and warranty shall not be true and correct, the Borrowers shall describe in writing to the Agent the nature of such misrepresentation and warranty);

          (c) No event shall have occurred and be continuing, or shall result from such Revolving Loan or Swing Line Loan after giving effect to the application of the proceeds therefrom or from the issuance of such Standby Letter of Credit if the beneficiary thereof were to fully draw upon such Standby Letter of Credit on the date of issuance, which constitutes an Event of Default or would constitute a Potential Event of Default; and

          (d) The Agent shall have received a certificate, addressed to the Lenders (or, in the case of a Swing Line Loan, the Swing Line Lender), of an Authorized Officer of the Borrowers, dated the date of the Borrowing Notice, certifying that the matters contained in clauses (b) (if applicable) and (c) of this Section 4.2 are true and correct.

                                   ARTICLE V

                                REPRESENTATIONS

          In order to induce the Lenders and the Agent to enter into this Agreement and make the Loans contemplated by the terms hereof, each of the Borrowers represents and warrants with respect to itself and its Subsidiaries, as the context shall require, as of the date hereof and as of the Effective Date that:

          Section 5.1  Existence, Power and Authority.   The Borrowers and each
                       ------------------------------
Subsidiary thereof are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdictions of their incorporation, with full corporate power and authority to carry on their business as currently conducted and to own or hold under lease their property; the Borrowers and each Subsidiary thereof are duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the conduct of their business or the maintenance of their property requires them to be so qualified and where the failure to be so qualified would have a material adverse effect on the financial condition, business or operation of the Borrowers or such Subsidiary; and the Borrowers and their Subsidiaries have full corporate power and authority to execute and deliver the Loan Documents to which they are a party and to carry out the transactions contemplated thereby.

          Section 5.2  Authorization; Enforceable Obligations.   As of the
                       --------------------------------------
Effective Date and thereafter, the Loan Documents to which the Borrowers and their Subsidiaries are a party have been duly authorized, executed and delivered by the Borrowers and such Subsidiaries and constitute legal, valid and binding obligations of the Borrowers and such Subsidiaries, enforceable against the Borrowers and such Subsidiaries in accordance with their respective terms (except as such enforceability may be limited by general principles of the law of equity or by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and laws affecting creditors' rights generally).

          Section 5.3  No Legal Bar.   The execution, delivery and performance
                       ------------
by the Borrowers and their Subsidiaries of the Loan Documents to which they are a party in accordance with their respective terms (a) do not violate the articles of incorporation, by-laws or any preferred stock provision of the Borrowers or such Subsidiaries, (b) do not violate or conflict with any law, governmental rule or regulation, or any judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other Governmental Authority applicable to the Borrowers or such Subsidiaries or any indenture, mortgage, contract, agreement or other undertaking or instrument to which the Borrowers or such Subsidiaries are a party or by which their respective property may be bound and/or (c) do not and will not result in the creation or imposition of any Lien on any of their property pursuant to the provisions of any such indenture, mortgage, contract, agreement or other undertaking or instrument.

          Section 5.4  Consents.   The execution, delivery and performance by
                       --------
the Borrowers of the Loan Documents to which they are a party does not require any consent, which has not been obtained, of any other Person, including, without limitation, stockholders of the Borrowers or any consent, license, permit, authorization or other approval of, any giving of notice to, exemption by, any registration, declaration or filing with, or any taking of any other action in respect of, any court, arbitrator, administrative agency or other Governmental Authority.

          Section 5.5  Litigation.   Except as set forth on Schedule 5.5 hereto,
                       ----------
there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the knowledge of the Borrowers, threatened (a) which involves any of the transactions contemplated by this Agreement or (b) to which the Borrowers or any Subsidiary thereof is a party and which could in the reasonable judgment of the Borrowers materially adversely affect the financial condition, business or operation of the Borrowers or any Subsidiary thereof.

          Section 5.6  No Default.   Except as set forth on Schedule 5.6 hereto
                       ----------
in writing, as of the Effective Date neither any Borrower nor any Subsidiary thereof is in default under any material order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other Governmental Authority binding upon it or its property, or any material indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which its property may be bound, and nothing has occurred which would materially adversely affect the ability of any of the Borrowers or their Subsidiaries to carry on their respective business or perform their respective obligations under any such material order, writ, injunction, award or decree or any such material indenture, mortgage, contract, agreement or other undertaking or instrument.

          Section 5.7  Financial Condition.   The financial statements of the
                       -------------------
Borrowers and their Subsidiaries as of June 30, 1998, copies of which have been furnished to the Lenders, were prepared in accordance with GAAP and are complete and correct and fairly and accurately present the financial condition of the Borrowers and their Subsidiaries (taken as a whole) as of their dates and the results of their operations for the periods then ended, subject to normal year-end adjustments. There has been no material adverse change in the financial condition of the Borrowers (taken as a whole) or the results of their operations since the date of such financial statements.

          Section 5.8  Use of Proceeds.   None of the proceeds of any Loan have
                       ---------------
been or will be used to purchase or carry, or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purchasing or carrying of any margin stock. Neither the Borrowers nor any of their Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

          Section 5.9  Borrowers Not Investment Companies.   Neither the
                       ----------------------------------
Borrowers nor any of their Subsidiaries are an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          Section 5.10  Taxes.   The Borrowers and their Subsidiaries have filed
                        -----
or caused to be filed all tax returns which are required by applicable law to be filed by them and have paid or caused to be paid all taxes which have been shown to be due and payable by such returns or tax assessments received by the Borrowers or any Subsidiary thereof to the extent that such taxes have become due and payable, except (a) for those taxes or tax assessments that are not delinquent, (b) to the extent such taxes or tax assessments are being contested in good faith and for the payment of which reserves required by GAAP have been provided, and (c) in any given instance or in the aggregate do not involve a potential tax liability in excess of $1,000,000.

          Section 5.11  Subsidiaries.   As of the Effective Date there will be
                        ------------
no Affiliates or Subsidiaries (consolidated or otherwise, direct or indirect) of the Borrowers other than (a) the Subsidiaries set forth on Schedule 5.11 hereto and (b) in the case of Affiliates, certain other Persons disclosed in writing to the Lenders prior to the date hereof. Except as set forth on Schedule 5.11, the Borrowers are the holder (either directly or indirectly) of all of the outstanding shares of Capital Stock of each Subsidiary.

          Section 5.12  Permits, Licenses, Etc.   Each of the Borrowers and each
                        ----------------------
Subsidiary possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted, except where the failure to possess the same would not have a material effect on the financial condition, operations or assets of Borrowers and their Subsidiaries taken as a whole.

          Section 5.13  Compliance With Laws.
                        ---------------------

          (a) Compliance - General. Each of the Borrowers and their Subsidiaries
              --------------------
are in compliance in all material respects with all Regulations required by applicable law for it to conduct its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, instrumentality or other Governmental Authority), the noncompliance with which could have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

          (b)  Hazardous Wastes, Substances and Petroleum Products.
               ---------------------------------------------------

               (i) The Borrowers and each Subsidiary: (x) have received all permits and filed all material notifications necessary to carry on their respective business(es) under, and (y) are in compliance in all material respects with, all Environmental Control Statutes.

               (ii) Neither the Borrowers nor any Subsidiary has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by Borrowers or any Subsidiary or used in connection with the conduct of its business and operations, which Release of Hazardous Substance could have a material adverse effect on the business, operations, assets or condition of the Borrowers and their Subsidiaries taken as a whole.

               (iii) Neither the Borrowers nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute, which costs could have a material adverse effect on the business, operations, assets or condition of the Borrowers and their Subsidiaries taken as a whole.

               (iv) To the knowledge of the Borrowers, no real property owned or leased by the Borrowers or any Subsidiary is in material violation of any Environmental Control Statutes, no Hazardous Substances are present on such real property that would give rise to a material liability under applicable Environmental Control Statutes, and neither the Borrowers nor any Subsidiary has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Control Statutes that could have a material adverse effect on the business, operations, assets or condition of the Borrowers and their Subsidiaries taken as a whole.

          Section 5.14  OHI.   As of the Effective Date one hundred percent
                        ---
(100%) of the outstanding Capital Stock of OHI will be owned by Parent Borrower, and OHI will in turn own one hundred percent (100%) of the outstanding Capital Stock of Operating Borrower. Except for the ownership of Capital Stock of Operating Borrower, as of the Effective Date OHI will not own any assets and will not engage in any business activities.

          Section 5.15  Amounts Owed to or from Affiliates; Intercompany
                        ------------------------------------------------
Agreements.
----------

          (a) Affiliates.  Except as disclosed on Schedule 5.15, as of the
              ----------
Effective Date there will not be outstanding and unpaid any debt, loan, advance, guaranty or investment (i) by any Borrower or any Subsidiary to or for the benefit of any Subsidiary or Affiliate of Borrower or (ii) to any Borrower or any Subsidiary from any Subsidiary or Affiliate of Borrower (collectively, "Intercompany Debt"), and there will not have been paid (x) by any Borrower to or for the benefit of any Affiliate of Borrowers or (y) to any Borrower or any Subsidiary from any Subsidiary or Affiliate of Borrowers, any amount for management, administrative, operational, consulting, brokerage or other services. As of the Effective Date, neither any Borrower nor any Subsidiary will have prepaid to or for the benefit of any Subsidiary or Affiliate of Borrowers any Intercompany Debt or amount for management, administrative, operational, consulting, brokerage or other services.

          (b) Intercompany Agreements.  Except as disclosed on Schedule 5.15
              -----------------------
hereto, as of the Effective Date there will not be any agreements between any Borrower or any Subsidiary and any Subsidiary or Affiliate of Borrowers relating to the extension of any funds to any Borrower, the sharing of any costs among Borrowers and any Subsidiary or Affiliate of Borrowers or the provision of any management, administrative, operational, consulting, brokerage or other services to Borrowers ("Intercompany Agreements").

          Section 5.16  Maintenance of Insurance.   The Borrowers and their
                        -------------------------
Subsidiaries maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

          Section 5.17  Properties.   Each Borrower and each of their
                        ----------
Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its material personal property and assets, subject to the Permitted Liens.

          Section 5.18  Change.   No material adverse change has occurred in the
                        ------
business, operations, property, financial condition or prospects of the Borrowers and their Subsidiaries since June 30, 1998.

          Section 5.19  Outstanding Letters of Credit, Suretyship Agreements and
                        --------------------------------------------------------
Similar Arrangements.   Except as disclosed on Schedule 5.19, there are no
--------------------
outstanding letters of credit, suretyship agreements or similar arrangements in respect of which one or more of the Borrowers or any of their Subsidiaries have reimbursement or indemnification obligations. Schedule 5.19 includes a description of the amounts and principal terms, or copies of, all such letters of credit, suretyship agreements and similar arrangements.

          Section 5.20  Disclosure Generally.   All written information, reports
                        --------------------
and other papers and data produced by or on behalf of the Borrowers or any Subsidiary and furnished to the Lenders were, at the time they were so furnished, and, except to the extent that they have been updated or supplemented by additional written information, reports or other papers and data produced by the Borrowers or any Subsidiary and furnished to the Lenders on or before the Effective Date, are, as of the Effective Date, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Borrowers or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains any untrue statement of a fact material to the creditworthiness of the Borrowers or any of their Subsidiaries or omits to state a fact necessary in order to make the statements contained therein not misleading in any material respect.

          Section 5.21  Year 2000 Compliance.   The Borrowers have (a) initiated
                        --------------------
a review and assessment of all areas within their and each of the Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the risk that computer applications used by the Borrowers or any of their Subsidiaries (or their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Borrowers reasonably believe that all computer applications (including those of their suppliers and vendors) that are material to them or any of their Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (such compliance, "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the Borrowers and their Subsidiaries, taken as a whole.

                                   ARTICLE VI

                                   COVENANTS

          Section 6.1  Affirmative Covenants.   The Borrowers covenant and
                        ---------------------
agree for themselves and their Subsidiaries (in which case the Borrowers shall cause such Subsidiaries to take or refrain from taking the actions described below) that, so long as this Agreement shall remain in effect or any Obligation shall remain unpaid:

          (a)  Information.   The Borrowers shall deliver to the Agent and each
               -----------
Lender:

               (i)  Audited Annual Financials.   As soon as available but within
                    -------------------------
     ninety-five (95) days of the end of each fiscal year of the Borrowers ending December 31 (each such year, a "Fiscal Year"), a full and complete set of the annual audited consolidated financial statements (including statements of financial condition, income, cash flows and changes in shareholders' equity), together with all notes thereto, of the Borrowers and their Consolidated Subsidiaries prepared in accordance with GAAP and certified by an independent accounting firm of national recognition reasonably acceptable to the Required Lenders (which certificate shall be accompanied by an unqualified opinion of such accounting firm of such statements).

               (ii)  Quarterly Financial Statements.   As soon as available but
                     ------------------------------
     within fifty (50) days following the end of each of the Borrowers' Fiscal Quarters, internally prepared consolidated financial statements of the Borrowers and their Consolidated Subsidiaries (including a balance sheet, income statement and statement of cash flows). The financial statements required to be delivered under this clause (ii) shall be accompanied by a certificate of an Authorized Officer of the Borrowers to the effect that the information contained therein is true and accurate as of the date of such certificate.

               (iii)  Exchange Act and Securities Act Filings.   Within five (5)
                      ---------------------------------------
     days following the filing with the SEC, copies of all filings by it or any of its Subsidiaries under the Exchange Act (including reports on Forms 10-Q, 10-K and 8-K) and registration statements filed with the SEC under either the Securities Act or the Exchange Act. The Parent Borrower shall deliver to each Lender and the Agent copies of all of the Parent Borrower's Annual Reports and Proxy Statements and, at the request of such Lender, any other shareholder communication.

               (iv)   No Default.   Within fifty (50) calendar days after the
                      ----------
     end of each of the first three Fiscal Quarters of each Fiscal Year and within ninety-five (95) calendar days after the end of each Fiscal Year, a certificate signed by an Authorized Officer of Parent Borrower certifying that, to the best of such officer's knowledge, after due inquiry, (x) the Borrowers and each Subsidiary have complied with all covenants, agreements and conditions in each Loan Document, and (y) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Borrower.

               (v)    Compliance.   Within forty-five (45) calendar days after
                      ----------
     the end of each of the first three Fiscal Quarters of each Fiscal Year and within ninety (90) calendar days after the end of each Fiscal Year, a certificate signed by an Authorized Officer of Parent Borrower demonstrating compliance with all financial covenants (including all relevant calculations) and representations contained in this Agreement as of the end of such period. Such certificate will be in such form as the Agent may reasonably request from time to time. Upon the request of the Agent, the Authorized Officer shall provide any and all reports, audits, and such other information upon which said officer may have relied in signing such certificate.

               (vi)   ERISA.   Within fifteen (15) Business Days of filing, all
                      -----
     reports and forms filed with respect to all Benefit Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event.

               (vii)  Material Changes.   Within five (5) Business Days of the
                      ----------------
     occurrence thereof, notice of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably be expected to have an effect of $5,000,000 or more on the business, operations, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

               (viii) Other Information.   All material press releases promptly
                      ------------------
     following release. In addition, promptly upon request by the Agent or the Lenders from time to time, the Parent Borrower shall provide such other information and reports regarding the operations, business affairs, prospects and financial condition of Borrowers and their Subsidiaries as the Agent or the Lenders may reasonably request.

          (b)  Financial Covenants.
               -------------------

               (i)   Consolidated Indebtedness to Consolidated Cash Flow Ratio.
                     ---------------------------------------------------------
     The Borrowers and their Subsidiaries, taken as a whole, shall maintain, for (and at all times during) each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 1998 (the "Initial Fiscal Quarter"), a ratio of Consolidated Indebtedness to Consolidated Cash Flow of not greater than
     3.00 to 1.00. For purposes of this clause (b)(i), Consolidated Indebtedness shall include the present value (discounted at 10%) of the future minimum operating lease requirements of the Borrowers and their Consolidated Subsidiaries. The ratio contemplated by this clause (b)(i) shall be computed on a rolling four quarter basis and shall include the Fiscal Quarter for which such ratio shall be determined plus the immediately preceding three Fiscal Quarters.

               (ii)  Consolidated Fixed Charge Ratio.   The Borrowers and their
                     -------------------------------
     Subsidiaries, taken as a whole, shall at all times maintain, for (and at all times during) each Fiscal Quarter beginning with the Initial Fiscal Quarter, a ratio of (x) Consolidated Cash Flow to (y) interest charges plus rental expenses under operating leases of not less than 3.25 to 1.00. The ratio contemplated by this clause (b)(ii) shall be computed on a rolling four quarter basis and shall include the Fiscal Quarter for which such ratio shall be determined plus the immediately preceding three Fiscal Quarters.

               (iii) Consolidated Tangible Net Worth Ratio.   The Borrowers and
                     -------------------------------------
     their Subsidiaries, taken as a whole, shall maintain, for (and at all times during) each Fiscal Quarter beginning with the Initial Fiscal Quarter, a Consolidated

     Tangible Net Worth of not less than (w) eighty-five percent (85%) of Consolidated Tangible Net Worth as of the Effective Date plus (x) eighty-
                                                              ----
     five percent (85%) of the net proceeds resulting from any exercise of the underwriters' overallotment option in connection with the Parent Borrower Public Offering plus (y) fifty percent (50%) of Consolidated Net Income
                     ----
     (computed on a cumulative basis for each Fiscal Quarter during the term of this Agreement, from the Initial Fiscal Quarter to the date of determination plus (z) one hundred percent (100%) of the net proceeds from
                   ----
     the issuance for cash of any Capital Stock of the Borrowers, after the later of the Effective Date and the closing of any exercise of the underwriters' overallotment option in connection with the Parent Borrower Public Offering.

          (c)  Proceeds.   The Borrowers shall use the proceeds of the Loans and
               --------
the Standby Letters of Credit for the Permitted Uses and for no other purpose.

          (d)  Payment of Debts and Taxes.   The Borrowers and their
               --------------------------
Subsidiaries shall pay all debts, liabilities, taxes, assessments and other governmental charges when due in the ordinary course; provided, however, that no
                                                      --------  -------
such debt, liability, tax, assessment or other governmental charge need be paid if such is being contested in good faith by appropriate legal proceedings and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

          (e)  ERISA.   (i) The Borrowers and their Subsidiaries shall comply in
               -----
all material respects with the provisions of ERISA to the extent applicable to any Benefit Plan maintained for the employees of the Borrowers, any Subsidiary or any ERISA Affiliate; (ii) do or cause to be done all such acts and things that are required to maintain the qualified status of each Benefit Plan and tax exempt status of each trust forming part of such Benefit Plan; (iii) not incur any material Accumulated Funding Deficiency or any material liability to the PBGC; (iv) permit any event to occur (x) as described in Section 4042 of ERISA or (y) which may result in the imposition of a Lien on its properties or assets; and (v) notify Lenders in writing promptly after it has come to the attention of senior management of the Borrowers of the assertion or threat of any Reportable Event or other event described in Section 4042 of ERISA (relating to the soundness of a Benefit Plan) or the PBGC's ability to assert a material liability against it or impose a lien on any Borrower's, any Subsidiary's, or any ERISA Affiliate's properties or assets; and (f) refrain from engaging in any Prohibited Transactions or actions causing possible liability under Section 502 of ERISA.

          (f)  Conduct and Maintenance of Business.   The Borrowers and their
               -----------------------------------
Subsidiaries shall continue to engage in business of the same general type as now conducted by the Borrowers and their Subsidiaries. The Borrowers and their Subsidiaries will conduct and manage their respective businesses and affairs in the ordinary course, and shall take all steps necessary and reasonable for the purpose of preserving the value of their respective businesses and assets.

          (g)  Preservation of Corporate Existence.   The Borrowers and their
               -----------------------------------
Subsidiaries shall at all times preserve and keep in full force and effect their respective corporate existence and their respective rights, privileges, licenses and franchises which are necessary in the normal conduct of their business.

          (h)  Books and Records.   The Borrowers and their Subsidiaries shall
               -----------------
at all times keep and maintain complete and accurate books, accounts and records of their operations and affairs in accordance with GAAP and customary and sound business practices, and shall permit each Lender and the Agent and their respective officers, employees, agents and representatives to, from time to time upon reasonable notice, have access to its place of business, examine such books, accounts and records and make copies thereof and discuss the affairs and finances of the Borrowers or their Subsidiary with any of their respective officers or directors.

          (i)  Insurance.   The Borrowers and their Subsidiaries shall maintain
               ---------
in full force and effect policies of insurance with responsible and reputable insurance companies or associations in such amounts as are within an acceptable range for and covering such risks as are usually and customarily insured against by companies engaged in similar businesses and owning similar properties in the same general area in which the Borrowers and their Subsidiaries are engaged.

          (j)  Compliance with Laws.   The Borrowers and their Subsidiaries
               --------------------
shall comply with all applicable Regulations a breach of which could have a material adverse effect on the financial condition or business of the Borrowers and their Consolidated Subsidiaries (taken as a whole).

          (k)  Compliance with Loan Documents.   The Borrowers and their
               ------------------------------
Subsidiaries shall comply with the terms and agreements contained in each Loan Document to which they are a party.

          (l)  Lending Relationship with the Agent.   The Borrowers shall
               -----------------------------------
maintain with the Agent the Borrowers' Account.

          (m)  Ownership of Operating Borrower.  The Parent Borrower will at all
               -------------------------------
times own directly, or indirectly through Parent Borrower's ownership of one hundred percent (100%) of each class of Capital Stock of OHI, all of the shares of each class of Capital Stock of the Operating Borrower.

          (n)  Notice of Default.   The Borrowers shall, promptly after becoming
               -----------------
aware thereof, deliver to each Lender and the Agent notice of any Event of Default and Potential Event of Default.

          (o)  Notice of Environmental Claims.   The Borrowers shall deliver to
               ------------------------------
each Lender and the Agent a copy of any notice or other communication (i) alleging any material violation by the Borrowers or their Subsidiaries of any Environmental Control Statutes or (ii) under which the Borrowers or their Subsidiaries shall admit to any such material violation. Each copy of any such notice shall be delivered to the Lenders and the Agent promptly following the receipt or issuance thereof by the Borrowers or such Subsidiary.

          (p)  Payments Pari Passu.   Under applicable laws in force from time
               -------------------
to time, the claims and rights of the Lenders and the Agent against the Borrowers and their Subsidiaries under the Loan Documents will not be subordinate to, and will rank at least pari passu with, the claims and rights of each other unsecured creditor of the Borrowers and their Subsidiaries.

          (q)  Year 2000 Compliance.   The Borrowers will promptly notify the
               --------------------
Agent in the event the Borrowers discover or determine that any computer application (including those of their suppliers and vendors) that is material to them or any of their Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the Borrowers and their Subsidiaries, taken as a whole.

          (r)  Further Assurances.   The Borrower shall do such further acts and
               ------------------
things and execute and deliver to the Agent such additional assignments, agreements, powers and instruments, as the Lenders may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto them their rights, powers and remedies hereunder.

          Section 6.2  Negative Covenants.   The Borrowers covenant and agree
                       ------------------
for themselves and their Subsidiaries (in which case the Borrowers shall cause such Subsidiaries to take or refrain from taking the actions described below), that, so long as this Agreement shall remain in effect or any Obligation shall remain unpaid:

          (a)  Liens.  The Borrowers and their Subsidiaries shall not,
               -----
directly or indirectly, create, incur, assume, grant, pledge or permit to exist any Lien on the property or assets of the Borrowers and their Subsidiaries other than Permitted Liens.

          (b)  Indebtedness.  Neither the Borrowers nor any of their
               ------------
Subsidiaries shall, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

               (i) the Indebtedness incurred by the Borrowers hereunder and evidenced by the Revolving Notes and the Swing Line Note;

               (ii) the Indebtedness evidenced by the Standby Letters of Credit, if any, issued by the Lenders in accordance with Section 2.3 hereof;

               (iii) Indebtedness of the type secured by Permitted Liens which does not exceed (in each case and in the aggregate and as to the Borrowers and their Subsidiaries, taken as a whole) the respective amounts set forth in the definition of Permitted Liens;

               (iv) Indebtedness in the form of (x) any guarantee, suretyship agreement, or similar arrangement effecting the assumption of a debt or obligation of the Borrowers or any Subsidiary as to which one or more of the Borrowers or any Consolidated Subsidiary has a reimbursement or indemnification obligation, or the endorsement of any promissory note or other instrument of obligation of any other Subsidiary thereof, in each case which is entered into in the ordinary course of the Borrower's or Subsidiary's business and are necessary and beneficial in connection with the operation thereof, or (y) any guarantee, suretyship agreement, or similar arrangement effecting the assumption of a debt or obligation of any Person (other than the Borrowers or a Subsidiary thereof) as to which one or more of the Borrowers or any Subsidiary has a reimbursement or indemnification obligation, or the endorsement of any promissory note or other instrument of obligation of any Person (other than the Borrowers or a Subsidiary thereof), in each case which is entered into in the ordinary course of the Borrower's or Subsidiary's business, are necessary and beneficial in connection with the operation thereof and the aggregate amount of all such guarantees, suretyship agreements, or other similar arrangements shall not exceed in the aggregate $1,000,000.00;

               (v)   Indebtedness of the types described in clauses (ii) and
     (iv) of this Section 6.2(b) that, together with any other letters of credit issued for the account of one or more of the Borrowers or any Subsidiary thereof as to which one or more of the Borrowers or any Subsidiary thereof have reimbursement or indemnification obligations, does not exceed $85,000,000 in the aggregate; and

               (vi) Indebtedness in the form of trade debt, accounts payable and other similar Indebtedness incurred in the ordinary course of the Borrowers' or their Subsidiaries' business.

          (c)  Capital Stock.    Without the prior written consent of the
               -------------
Required Lenders, neither the Borrowers nor any Subsidiary thereof shall, directly or indirectly, repurchase, redeem or retire any of their Capital Stock, declare or pay any cash dividends on their Capital Stock, except that the Borrowers may:

               (i) declare and pay dividends or make other distributions on their Capital Stock if the Borrowers would be in compliance with all provisions of this Agreement, including without limitation the financial ratios contained in Section 6.1 hereof after giving effect to the payment or distribution thereof; and

               (ii) repurchase, redeem or retire Capital Stock of the Parent Borrower at an aggregate cost of up to (x) $4,000,000.00 per Fiscal Year and (y) a total of $15,000,000 following the Effective Date.

          (d)  Loans.  Neither the Borrowers nor any Subsidiary thereof shall,
               -----
directly or indirectly, make any loans or advances to any corporate officers or directors, or any employees, or any insiders or Affiliates or to any Subsidiary of the Borrowers, other than:

               (i) travel, relocation and other salary advances made in the ordinary course of the Borrowers' or their Subsidiaries' business;

               (ii) loan the proceeds of the Revolving Loans or Swing Line Loans to any Subsidiary of the Borrowers for the purpose of financing the acquisition of any Target as contemplated by, and in accordance with the limitations contained in, Section 6.2(e) hereof; and

               (iii) loans to any officer of the Borrowers and their Subsidiaries for the purpose of enabling such officer to purchase securities of the type described in Section 6.2(c)(ii) hereof, provided
                                                                    --------
     that the aggregate amount of all loans made pursuant to this clause and outstanding from time to time shall not exceed $500,000.00.

          (e)  No Merger or Acquisition.    Without the prior written consent of
               ------------------------
the Required Lenders, neither the Borrowers nor any Subsidiary thereof shall acquire, whether by stock or asset purchase, merger, consolidation or other business combination, any corporation, partnership, limited liability company, joint venture or other business organization that, as a result of such transaction, becomes a Subsidiary of the Borrowers or one or more of their Subsidiaries (any such entity, the "Target"); provided, however, that the
                                              --------  -------
Borrowers or any direct or indirect Consolidated Subsidiary thereof may acquire, either by way of stock or asset acquisition, merger, consolidation or otherwise, one or more Targets involved in a line of business similar to the line of business of the Borrowers if:

               (i) for any calendar year during the term of this Agreement, the aggregate consideration (whether such consideration shall consist of stock, cash, the assumption of debt, or otherwise, and whether or not paid at closing or deferred) (any such consideration, "Acquisition Consideration") paid for all Targets acquired during such Fiscal Year shall not exceed $50,000,000;

               (ii) for any calendar year during the term of this Agreement, the cash component (which, for the purposes of this clause (ii), shall include all cash and cash equivalents and the assumption of debt, whether or not paid at closing or deferred) of Acquisition Consideration paid for all Targets acquired during such Fiscal Year shall not exceed $15,000,000;

               (iii) the Borrowers and their Subsidiaries shall, after giving effect to the acquisition of any such Target as provided above, be in compliance with all of the terms of this Agreement including the financial covenants described in Section 6.1(b) hereof as determined on a pro forma basis;

               (iv) such acquisition, merger, consolidation (or otherwise) is not hostile or pursued by way of tender offer, proxy contest or other contested manner (unless the Required Lenders shall have waived in writing compliance with this clause (v));

               (v) for any calendar year during the term of this Agreement (including the calendar year beginning January 1, 1998), Targets that are not organized under the laws of a state of the United States of America or the District of Columbia or of Canada or any province thereof may not be so acquired; and

               (vi) three (3) Business Days prior to consummation thereof, the Borrowers shall have delivered to the Agent (which shall promptly deliver a copy to the Lenders) a certificate, executed by an Authorized Officer of the Borrowers, demonstrating in sufficient detail compliance with the financial covenants contained in this Section 6.2(e) and, further, certifying that, after giving effect to the consummation of such acquisition, merger, consolidation (or otherwise), the representations and warranties of the Borrowers contained herein will be true and correct and that the Borrowers, as of the date of such consummation, will be in compliance with all other terms and conditions contained herein.

          (f)  Accounting Policies; Fiscal Year.    The Borrowers and their
               --------------------------------
Subsidiaries shall not, without the prior written consent of the Required Lenders, make any material change in accounting policies or reporting practices not required by GAAP as applied in the Borrowers' industry, including a change in their Fiscal Year.

          (g)  Disposition of Assets.    Neither the Borrowers nor any
               ---------------------
Subsidiary thereof shall, without the prior written consent of the Required Lenders, sell, transfer or otherwise dispose of (including by way of a sale and leaseback transaction) any its assets (whether real or personal) other than in the ordinary and usual course of its business.

          (h)  Permitted Investments.    Neither the Borrowers nor any
               ---------------------
Subsidiary thereof shall, without the prior written consent of the Required Lenders, make any Investment except for Permitted Investments (it being understood and agreed that this clause (h) shall not prohibit the investment in any Target to the extent permitted by the provisions of Section 6.2(e) hereof).

                                  ARTICLE VII

                               EVENTS OF DEFAULT

          Section VII.1  Events of Default.   If one or more of the following
                         -----------------
events or conditions (each, an "Event of Default") shall occur and be continuing, that is to say:

          (a) the Borrowers default in the payment of principal of any Revolving Note or the Swing Line Note when due; or

          (b) the Borrowers default in the payment of interest on any Loan, or of the Facility Fee, the Administrative Fee, any L/C Fee, the L/C Fronting Fee, or of any other fee, expense or other amount payable hereunder after the same becomes due and payable for more than four (4) Business Days after notice thereof has been given by the Agent to the Borrowers (which notice may be telephonic); or

          (c) the Borrowers or any Subsidiary default in any payment of principal of or interest on, or fees and expenses relating to any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any instrument or agreement evidencing, securing, guaranteeing or otherwise relating to any such obligation and shall not have cured such default within any period of grace provided by such agreement and such obligation, either individually or in the aggregate, is for an amount in excess of $2,500,000 of the Indebtedness of the Borrowers; or

          (d) any written representation or warranty made by the Borrowers in or pursuant to this Agreement or any other Loan Document or in any other documents, certificates, financial statements or reports furnished by the Borrowers or any Subsidiary of any thereof in connection with the transactions contemplated hereby shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished; or

          (e) (i) the Borrowers shall default in the performance or observance of any covenant, condition or agreement contained in clause (a)(iii) (ix), (c),
(d), (e), (f), (g), (h), (i), (o) (p) or (r) of Section 6.1 and such default shall remained unremedied for more than ten (10) Business Days, or (ii) the Borrowers shall default in the performance or observance of any other covenant, condition or agreement contained in Section 6.1 or any covenant, condition or agreement contained in Section 6.2; or

          (f) the Borrowers shall default in the performance or observance of any other covenant, condition or provision hereof or in any other Loan Document and such default shall not be remedied within thirty (30) days after written notice thereof is received by the Borrowers from any Lender or the Agent; or

          (g) a proceeding (other than a proceeding commenced by the Borrowers or any Subsidiary thereof, as the case may be) shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrowers or such Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrowers or such Subsidiary or for any substantial part of its total assets, or for the winding-up or liquidation of its affairs and such proceedings shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

          (h) the Borrowers or any Subsidiary thereof, as the case may be, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrowers or such Subsidiary or for any substantial part of their total assets, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

          (i) a judgment or order shall be entered against the Borrowers or any Subsidiary thereof, by any court, and (i) in the case of a judgment or order for the payment of money, either (a) such judgment or order shall continue undischarged and unstayed for a period of thirty (30) days in which the aggregate amount of all such judgments and orders exceeds $1,000,000.00 or (b) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable judgment of any Lender, together with all other such judgments or orders, have a materially adverse effect on the Borrowers and their Subsidiaries taken as a whole; or

          (j) the representations set forth in Section 5.14 shall cease to be true and correct; or

          (k) (i) any Termination Event shall occur with respect to any Benefit Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Benefit Plan, (iv) the Borrowers or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to a Multiemployer Benefit Plan as a result of the Borrowers' or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Multiemployer Benefit Plan,
(v) the Borrowers or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to a Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any Benefit Plan against the Borrowers or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of

Default if it, together with all other such events or conditions at the time existing, has not had, and in the reasonable determination of the Required Lenders will not have, a materially adverse effect on the Borrowers and their Subsidiaries, taken as whole; or

          (l) the occurrence of a Change in Control;

then, and upon any such event, the Agent, with the consent of the Required Lenders, may (i) upon notice to the Borrowers declare the entire outstanding principal amount, if any, of the Revolving Notes, the Swing Line Note, any and all accrued and unpaid interest thereon, the aggregate amount outstanding under all Standby Letters of Credit, any and all accrued and unpaid Facility Fee, Administrative Fee, L/C Fees, the L/C Fronting Fee and any and all other amounts payable by the Borrowers to the Lenders or the Agent under this Agreement or the Revolving Notes or the Swing Line Note to be forthwith due and payable, whereupon the entire outstanding principal amount, if any, of the Revolving Notes and the Swing Line Note, together with any and all accrued and unpaid interest thereon, the aggregate amount outstanding under all Standby Letters of Credit, any and all accrued and unpaid Facility Fee, Administrative Fee, the fees in respect of Standby Letters of Credit, and any and all other such amounts and such reimbursement shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event
                                          --------  -------
of the entry of an order for relief with respect to the Borrowers or their Subsidiary under the Bankruptcy Code, any principal amount of the Revolving Notes and the Swing Line Note then outstanding, together with any and all accrued and unpaid interest thereon, the aggregate amount outstanding under all Standby Letters of Credit, any and all accrued and unpaid Facility Fee, Administrative Fee and any fee in respect of any Standby Letter of Credit, and any and all such other amounts shall thereupon automatically become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; (ii) terminate or reduce the Revolving Loan Commitment; and (iii) exercise any rights and remedies available to it under any Loan Document or under applicable laws.

                                 ARTICLE VIII

                                   THE AGENT

          Section 8.1  Appointment of Agent.
                       --------------------

          (a) Appointment Generally.  Each of the Lenders hereby designates and
              ---------------------
appoints Crestar Bank as the Agent of such Lender under this Agreement and the other Loan Documents, and each of the Lenders hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein and therein, together with such other powers as are incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article VIII.

          (b) Agent Acts for Lenders.  The provisions of this Article VIII are
              ----------------------
solely for the benefit of the Agent and the Lenders and the Borrowers shall have no right (including as third party beneficiary) to rely on or enforce any of the provisions hereof. In performing its functions and other duties under this Agreement and the other Loan Documents, the Agent shall act solely as agent for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers or any of their Affiliates.

          Section 8.2  Nature of Duties; Non-Reliance on Agent and other
                       -------------------------------------------------
Lenders.
-------

          (a) The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender and is not a trustee for the Lenders. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein and therein. If the Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender at any time the Required Lenders or all of the Lenders, as the case may be, have instructed the Agent to act or refrain from acting pursuant hereto. The Agent may execute any of its duties hereunder or under any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          (b) Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of the Borrowers or any

Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in the issuance of Standby Letters of Credit hereunder and enter into this Agreement and the other Loan Documents to which it is a party. Each Lender covenants that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document to which it is a party, and to make such investigations as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers and their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          Section 8.3  Rights, Exculpation, Etc.   Neither the Agent nor any
                       ------------------------
of its Affiliates nor any of their respective officers, directors, employees, agents, attorneys or consultants shall be liable to any Lender for any action taken or omitted by it or such Person hereunder or under any of the other Loan Documents, or in connection herewith or therewith, except that (a) the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and (b) neither the Agent nor any such other Person shall have any liability hereunder or under any other Loan Document except to the extent arising out of its own gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction). The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to the terms of this Agreement and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due, but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Borrowers or Subsidiary thereof in this Agreement or in any other Loan Document or in any other document, certificate report or financial statement delivered by the Borrowers or any Subsidiary thereof in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents, or any of the transactions contemplated thereby, or for the financial condition of the Borrowers or any of their Subsidiaries. The Agent shall not be required to make any inquiry concerning conditions of this Agreement or any of the Loan Documents or the financial condition of the Borrowers or their Subsidiaries or the existence or possible existence of any Potential Event of Default or Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not incur any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or, to the extent specifically provided herein, all the Lenders or unless it shall first be indemnified by the Lenders against any and all liability and expense which may be incurred by it by reason of refraining to take any action or withholding any approval. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders or, to the extent specifically provided herein, all the Lenders, and such instructions shall be binding upon all Lenders (including their successors and assigns).

          Section 8.4  Reliance; Notice of Default.
                       ---------------------------

          (a) The Agent shall be entitled to rely upon any written notice, statement, certificate, order, letter, cablegram, telegram, telecopy, telex or teletype message, statement or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it with reasonable care. The Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless and until the Agent shall have received a duly executed instrument of assignment as contemplated by Section 9.8(c) hereof and the other conditions to assignment, to the extent applicable, shall have been satisfied.

          (b) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Event of Default unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Event of Default or Potential Event of Default and stating that such notice is a "notice of Event of Default" of "notice of Potential Event of Default", as the case may be. The Agent shall take such action with respect to such Event of Default or Potential Event of Default as shall be reasonably directed by the Required Lenders.

          Section 8.5  Indemnification.   To the extent that the Agent is not
                       ---------------
reimbursed and indemnified by the Borrowers or the Borrowers fail upon demand by the Agent to perform their obligations to reimburse or indemnify the Agent, the Lenders will severally reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided,
                                                                     --------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction). The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Revolving Loans and the Swing Line Loans and the termination of this Agreement.

          Section 8.6  The Agent Individually.   With respect to its Pro Rata
                       ----------------------
Share hereunder and the Revolving Loans, Swing Line Loans, if any, and Standby Letters of Credit made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The term "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers as if it were not acting as Agent pursuant hereto.

          Section 8.7  Successor Agent; Resignation of Agent.
                       -------------------------------------

          (a) The Agent may resign from the performance of its functions and duties hereunder at any time by giving at least twenty (20) days' prior written notice to the Lenders and the Borrowers. In the event that the Agent gives notice of its desire to resign from the performance of its functions and duties as Agent, any such resignation shall take effect only upon (i) the repayment of any portion of the fees received by the Agent required by Section 3.7(c) and (ii) the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below.

          (b) The Required Lenders shall jointly appoint a successor Agent, which shall be a Lender hereunder. A successor Agent that is not one of the original Lenders under this Agreement shall be reasonably acceptable to the Borrowers, such acceptance not to be unreasonably withheld, delayed or conditioned. Unless the Borrowers object to the appointment of a successor Agent within five (5) Business Days after receipt of notice thereof, the Borrowers shall be conclusively presumed to have consented to the appointment of the successor Agent.

          (c) If a successor Agent shall not have been so appointed within said twenty (20) day period, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Lenders appoint a successor Agent as provided above, it being understood and agreed that any successor Agent so appointed by the retiring Agent pursuant to this clause (c) need not be, notwithstanding the provisions of clause (b) above, a Lender hereunder so long as such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof or of the District of Columbia and has a combined capital and surplus of at least $1,000,000,000.00.

          (d) Upon the appointment of a successor Agent, the term "Agent" shall, for all purposes of this Agreement and the other Loan Documents, thereafter include such successor Agent, the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Agreement and the other Loan Documents and the successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, except that the retiring Agent shall reserve all rights as to obligations accrued or due to it, in its capacity as such, at the time of such succession and all rights (whenever arising) under Section 9.10 hereof.

          Section 8.8  Certain Matters Requiring the Consent of all Lenders.
                       ----------------------------------------------------
Subject to the provisions of Section 8.9(b) hereof, the consent of all the Lenders shall be required for taking any of the following required or permitted actions hereunder:

          (a) any decrease or increase in any interest rate or margin applicable to any Loan or in any fee payable hereunder, or change in the method of computing the interest rate or margin applicable to any Loan or in any fee payable hereunder;

          (b)  any change in the Maturity Date;

          (c) any increase in the Aggregate Commitment;

          (d) any increase or decrease in the Commitment of any Lender;

          (e) any change in the definition of Required Lenders;

          (f) any assignment or delegation of Borrowers' Obligations and rights hereunder;

          (g) any change in the definition of Pro Rata Share;

          (h) any amendment, modification or waiver of this Section 8.8; and

          (i) any postponement of the date of payment of any principal, interest or fees (other than the Administrative Fee, which may be postponed or waived at the sole discretion of the Agent) due hereunder.

For the avoidance of doubt, all other actions, consents, waivers and amendments permitted or required hereunder by the Lenders shall be by the Required Lenders (unless such action, consent, waiver or amendment shall relate only to an individual Lender, in which case such action may be taken by such Lender individually).

          Section 8.9  Defaulting Lenders Vote Not Counted.   Whenever the
                       -----------------------------------
"Required Lenders" or "all the Lenders" shall be required or permitted to take any action pursuant to the provisions of any Loan Document, for so long as a Lender shall be in default of its obligation to advance its Pro Rata Share of any Loan or advance any other funds to the Agent or any other Lender as required hereunder:

          (a) until the earlier of the cure of such default and the termination of the Revolving Loan Commitment, the term Required Lenders for purposes of this Agreement shall mean Lenders (excluding all Lenders whose default shall have not been cured) whose Pro Rata Shares represent more than sixty-six and two-thirds percent (66K%) of the aggregate Pro Rata Shares of such Lenders; and

          (b) until the earlier of the cure of such default and the termination of the Revolving Loan Commitment, the term "all the Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose default shall have not been cured) whose Pro Rata Shares represent one hundred percent (100%) of the aggregate Pro Rata Shares of such Lenders.

                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1  Amendments and Waivers; Cumulative Remedies.   No delay
                       -------------------------------------------
or failure of any Lender or the Agent or the holder of any the Revolving Notes or the Swing Line Note in exercising any right, power or privilege hereunder or under any other Loan Document shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of any Lender or the Agent or any other holder of the Revolving Notes or the Swing Line Note are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. Neither this Agreement or any other Loan Document, nor any term, condition, representation, warranty, covenant or agreement hereof or thereof, may be changed, waived, discharged or terminated orally but only by an instrument in writing executed by the party against whom such change, waiver, discharge or termination is sought. Any waiver, permit, consent or approval of any kind or character (whether involving a breach, default, provision, condition or term hereof or otherwise) on the part of any Lender or the Agent or any other holder of any Note, or of the Borrowers under this Agreement, or under any other Loan Document shall be effective only in the specific instance and for the purpose for which given and only to the extent set forth specifically in writing. No notice or demand given hereunder shall entitle the recipient thereof to any other or further notice or demand in similar or other circumstances.

          Section 9.2  Survival of Representations and Warranties.   All
                       ------------------------------------------
representations, warranties, covenants and agreements of the Borrowers contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of Loans hereunder and the issuance of the Notes.

          Section 9.3  Supervening Illegality  .  If, after the Effective Date,
                       ----------------------
as the result of (a) the adoption of any law, rule or regulation by any Governmental Authority, (b) any change in the existing laws, rules and regulations of any Governmental Authority, (c) the issuance of any order or decree by any Governmental Authority, (d) any change in the interpretation or administration of any applicable law, rule, regulation, order or decree by any Governmental Authority (including any central bank or similar agency) charged with the interpretations or administration thereof, or (e) compliance by any Lender with any request or directive (whether or not having the force of law) of any Bank Governmental Body, it shall be unlawful or impossible for any

Lender to maintain the Revolving Loans or the Swing Line Loans, such Lender shall so notify the Borrowers and the Agent and such Lender, by giving the Borrowers at least one hundred twenty (120) Business Days' prior written notice, may require the Borrowers to prepay the aggregate principal amount of, and all accrued and unpaid Facility Fee and all other fees and all accrued and unpaid interest on, the Revolving Loans and the Swing Line Loans, as the case may be (together with any other amounts that may become payable hereunder as a result thereof, including all amounts pursuant to Section 9.10 of this Agreement), on a Business Day (the "Prepayment Date") specified in such notice. If after the date of this Agreement and prior to the initial Funding Date it shall become unlawful for any Lender to make any Revolving Loans or Swing Line Loans hereunder or to maintain its Commitment, this Agreement shall terminate forthwith with respect to such Lender and neither such Lender nor the Borrowers shall have any further rights or obligations under this Agreement, provided, however, that the Borrowers, in the event of any termination pursuant to this second sentence of
Section 9.3, shall pay to such Lender the amount of all accrued and unpaid fees, if any, together with all amounts then due pursuant to Section 9.10 hereof. If it shall become unlawful for any such Lender to make any Revolving Loans or Swing Line Loans as provided in this Section 9.3, the Revolving Loan Commitment shall automatically be deemed to be decreased in the amount of such Lender's Pro Rata Share, and the Commitment of each such other Lender shall be adjusted accordingly.

          Section 9.4  No Reduction in Payments.   All payments due to the
                       ------------------------
Lenders hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrowers hereunder, shall be made, observed or performed by the Borrowers without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or tax.

          Section 9.5  Stamp Taxes.   The Borrowers agree to pay, and to save
                       -----------
each Lender harmless from all liability for, any State or Federal stamp, transfer, documentary or similar taxes, assessments or charges (herein "Stamp Taxes"), and any penalties or interest (excluding any penalties or interest resulting from the willful misconduct or gross negligence of any Lender or the Agent) with respect thereto, which may be assessed, levied, collected or imposed by or upon such Lender, or otherwise become payable by such Lender, in connection with the execution and delivery of this Agreement or the other Loan Documents.

          Section 9.6  Notices.  Any notice, statement, request or demand
                       -------
required or permitted hereunder to be in writing may be given by telecopy, telex, cable or other customary means of electronic communication or by registered or certified mail (return receipt requested) or express courier, postage prepaid. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made, in the case of telephonic notice (to the extent expressly permitted hereunder) when made, or in the case of any other type of notice, when actually received, if:

          to the Borrowers, to it at:

               Overnite Corporation
               1000 Semmes Avenue
               P.O. Box 1216
               Richmond, VA 23218
               Attention:  Patrick D. Hanley
               Telephone:  (804) 231-8000
               Telecopy:  (804) _____________

          with a copy to:

               Overnite Corporation
               1000 Semmes Avenue
               P.O. Box 1216
               Richmond, VA 23218
               Attention:  General Counsel
               Telephone:  (804) ____________
               Telecopy:  (804) _____________

          if to the Agent, to it at:

               Crestar Bank
               919 East Main Street
               P.O. Box 26665
               Richmond, VA 23219
               Attention:  Keith A. Hubbard
               Telephone:  (804) 782-5356
               Telecopy:  (804) 782-5413
               and if to any Lender, to it at its
               address specified opposite its
               name on the signature pages
               hereto.

or such other address for notice as any party hereto may designate for itself in a notice to the other party, except in cases where it is expressly provided herein that such notice, statement, request or demand shall not be effective until received by the party to whom it is addressed.

          Section 9.7  Governing Law.   THIS AGREEMENT AND THE OTHER LOAN
                       -------------
DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA AND, FOR ALL PURPOSES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

          Section 9.8  Successors and Assigns; Participations; Assignments.
                       ---------------------------------------------------

          (a) Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that the Borrowers may
                                              --------
not assign or transfer any of its interest hereunder without the prior written consent of the Lenders and the Agent.

          (b) Participations.  Any Lender may sell participation in all or any
              --------------
part of the Revolving Loans made by it or its Commitment or any other interest herein or in its Revolving Note or in any other document delivered or instrument delivered in connection herewith to another bank or other entity. In the case of such participation by a Lender, (i) the participant shall not have any rights under this Agreement or the applicable Revolving Note or any other document or instrument delivered in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),
(ii) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and (iii) the Borrowers shall continue to deal directly with such Lender with respect to the transactions contemplated hereby.

          (c) Assignments.  Each Lender may assign any of its rights or
              -----------
interests under the Loan Documents to one or more financial institutions, provided that:
--------

              (i) each such assignment shall be in an amount not less than $10,000,000.00 (or such lesser amount if, after giving effect to such assignment and all other assignments by such Lender occurring substantially simultaneously therewith, such assigning Lender shall hold no Commitment or any Revolving Loan);

              (ii) each such assignment by a Lender of its Commitment or Revolving Loans shall be made in such manner so that the same portion of such Lender's Commitment, Revolving Loans, Revolving Note and obligations in respect of any Standby Letter of Credit is assigned to the respective assignee Lender;

              (iii) the assigning Lender shall pay to the Agent a one-time fee in the amount of $3,000.00; and

              (iv) the Parent Borrower and the Agent shall have consented to such Assignment, which consent shall not be unreasonably withheld or delayed; provided that no consent of the Parent Borrower shall be required
              --------
     for assignments (x) to a Lender or an Affiliate of a Lender or (y) during the continuance of an Event of Default.

Upon execution and delivery by the assignee to the Borrowers and the Agent of an instrument in writing pursuant to which such assignee agrees to be a "Lender" hereunder (if not already a Lender) having the Commitment and Revolving Loans specified in such assignment, and upon the consent of the Parent Borrower or the Agent to the extent required above, the assignee shall have, to the extent of such assignment, the rights, benefits and obligations of a Lender hereunder holding the Commitment, Revolving Loans (or portions thereof) and Standby Letters of Credit or deemed participations therein, as applicable, assigned to it pursuant to such assignment (in addition to the Commitment, Revolving Loans (or portions thereof) and Standby Letters of Credit or deemed participations therein, as applicable, theretofore held by such assignee), and the assigning Lender shall, to the extent of such assignment, be relieved from its Commitment (or portion thereof) and other obligations hereunder so assigned.

          Section 9.9   Affirmative Rate of Interest Permitted by Law.   Nothing
                        ---------------------------------------------
in this Agreement or in any Note shall require the Borrowers to pay interest to the Agent for the account of the Lenders at a rate exceeding the maximum rate permitted by applicable law to be charged or received by the Lenders, it being understood that this Section 9.9 is not intended to make the criminal laws of any jurisdiction applicable in circumstances in which they would not otherwise apply. If the rate of interest specified herein, in any Revolving Note or in the Swing Line Note would otherwise exceed the maximum rate so permitted to be charged or received with respect to any amounts outstanding hereunder or under such Revolving Note or the Swing Line Note, the rate of interest required to be paid to the Agent for the account of the Lenders shall be automatically reduced to such maximum rate.

          Section 9.10  Costs and Expenses; Indemnification.
                        -----------------------------------

          (a) Without regard to whether the Effective Date shall have come into existence or whether any Revolving Loan or Swing Line Loan or Standby Letter of Credit shall have been made or issued hereunder, the Borrowers shall pay to each Lender and the Agent, as the case may be, and reimburse each Lender and the Agent for, as the case may be, and save each Lender and the Agent, as the case may be, harmless from and indemnify each Lender and the Agent, as the case may be, against losses from: (i) all out-of-pocket costs and expenses of the Agent and the Lenders (including such costs and expenses incurred by the Agent on behalf of the Lenders) in connection with the preparation, execution, delivery, waiver, modification and amendment of this Agreement and any other Loan Document (to the extent applicable) and any other document or instrument delivered in connection with the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto, and (ii) all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Agent in such capacity (including such costs and expenses incurred by the Agent on behalf of the Lenders) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other Loan Document and any other document or instrument delivered in connection with the transactions contemplated hereby, including, for the avoidance of doubt and without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.10(a); provided, that,
                                                      --------
notwithstanding the foregoing, the Borrowers shall not be obligated to pay costs and expenses referred to in this Section 9.10(a) to the extent that such costs and expenses directly result from the gross negligence or willful misconduct of a Lender or the Agent.

          (b) The Borrowers shall jointly and severally indemnify and hold harmless each Lender, the Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Person") from and against, and pay and reimburse each Indemnified Person for, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted or awarded against any Indemnified Person in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, the

Revolving Notes, the Swing Line Note and any other document or instrument delivered in connection with the transactions contemplated hereby, whether or not an Indemnified Person is a party hereto or thereto and whether or not the Effective Date shall have come into existence or any Revolving Loan or Swing Line Loan or Standby Letter of Credit has been made or issued under this Agreement; provided, however, that the Borrowers shall have no obligation to
           --------  -------
indemnify or hold harmless any Indemnified Person for liability or expenses to the extent arising out of such Indemnified Person's gross negligence or willful misconduct.

          (c) All amounts payable by the Borrowers under this Section 9.10 shall be immediately due upon written request by a Lender or Agent, as the case may be, for the payment thereof. The obligations of the Borrowers under this
Section 9.10 shall survive the payment of the Revolving Notes and the Swing Line Note.

          Section 9.11  Set-Off; Suspension of Payment and Performance.   Each
                        ----------------------------------------------
Lender and the Agent is hereby authorized by the Borrowers, at any time and from time to time, without notice (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the liabilities of the Borrowers then due under this Agreement and any other Loan Document any and all liabilities owing by any Lender or the Agent or any of their Affiliates to the Borrowers (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of liabilities that are deposits (including, without limitation, any funds from time to time on deposit in the Borrowers' Account or other account maintained with any Lender or the Agent Lender, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States), and (b) during any Event of Default, to suspend the payment and performance of such liabilities owing by such Person or its Affiliates and, in the case of liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

          Section 9.12  Sharing of Collections, Proceeds and Set-Offs;
                        ----------------------------------------------
Application of Payments.
-----------------------

          (a) If any Lender, by exercising any right of set-off, counterclaim, foreclosure or otherwise, receives payment of principal or interest or other amount due on any Loan or Standby Letter of Credit which is greater than the Pro Rata Share of such Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Standby Letter of Credit reimbursement obligations held by the other Lenders, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Lenders on the basis of their respective Pro Rata Shares; provided that if all or any portion of such
                            --------
proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Lender. Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section would apply, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

          (b) If an Event of Default or a Potential Event of Default shall have occurred and be continuing, the Agent and each Lender and Borrowers agree that all payments on account of the Loans and Standby Letters of Credit shall be applied by the Agent and the Lenders as follows:

              (i) First, to the Agent for any fees then due and payable to the Agent under this Agreement until such fees are paid in full;

              (ii) Second, to the Agent for any fees, costs or expenses (including expenses described in Section 9.10) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by Borrowers or the Lenders until such fees, costs and expenses are paid in full;

              (iii) Third, to the Lenders for their Pro Rata Shares of the Facility Fee then due and payable under this Agreement until such fee is paid in full;

              (iv) Fourth, to the Lenders for their respective shares of all costs, expenses and fees then due and payable from Borrowers until such costs, expenses and fees are paid in full;

              (v) Fifth, to the Lenders for their Pro Rata Shares of all interest then due and payable from Borrowers until such interest is paid in full; and

              (vi) Sixth, to the Lenders for their Pro Rata Shares of the principal amount of the Loans and reimbursement obligations with respect to Standby Letters of Credit then due and payable from Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Lender's Pro Rata Share.

          Section 9.13  Lenders' Obligations Several; Independent Nature of
                        ---------------------------------------------------
Lenders' Rights.   The obligation of each Lender hereunder is several and not
---------------
joint, and no Lender shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the other Lenders, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

          Section 9.14  Judicial Proceedings; Waiver of Jury Trial.   Any
                        ------------------------------------------
judicial proceeding brought against the Borrowers with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and, by execution and delivery of this Agreement, the Borrowers (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrowers hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.6 of this Agreement, and service so made shall be deemed completed on the earlier of (i) the receipt thereof and (ii) the fifth (5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Lender, the Agent or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of any Lender, the Agent or any other Indemnified Person to bring proceedings against the Borrowers in the courts of any other jurisdiction. Any judicial proceeding by the Borrowers against any Lender or the Agent involving any Credit Agreement Related Claim shall be brought only in a court located in the Commonwealth of Virginia. THE BORROWERS AND THE LENDERS AND THE AGENT HEREBY WAIVE

TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

          Section 9.15  Integration.   This Agreement and the other Loan
                        -----------
Documents constitute the entire agreement of the Agent, the Lenders and the Borrowers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          Section 9.16  Further Acts and Assurances.   The Borrowers shall
                        ---------------------------
promptly and duly execute and deliver to a Lender or the Agent, as the case may be, and to such other persons as such Lender or the Agent shall designate, such further instruments and shall take such further action as may be required by law or as such Lender or the Agent may from time to time request in order more effectively to carry out and accomplish the intent and purpose of this Agreement and the other Loan Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lender hereunder or under any other Loan Document.

          Section 9.17  No Fiduciary Relationship.   The Borrowers acknowledges
                        -------------------------
that no provision of this Agreement or in any of the other Loan Documents, and no course of dealing between any Lender or the Agent and any Borrowers shall be deemed to create any fiduciary duty by the Agent or any Lender to the Borrowers.

          Section 9.18  Severability.   The provisions of this Agreement are
                        ------------
severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 9.19  Counterparts.   This Agreement may be executed in any
                        ------------
number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 9.20  Headings, Bold Type and Table of Contents.   The
                        -----------------------------------------
section headings, subsection headings, and bold type used herein and the Table of Contents hereto have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                   BORROWERS

                                     OVERNITE CORPORATION


                                     By:__________________________
                                        Name:_____________________
                                        Title:____________________

                                     OVERNITE TRANSPORTATION COMPANY


                                     By:__________________________
                                        Name:_____________________
                                        Title:____________________

                                     AGENT

                                     CRESTAR BANK


                                     By:_________________________
                                        Name:  Keith A. Hubbard
                                        Title:  Senior Vice President


                                     LENDERS

Address:                             CRESTAR BANK


919 East Main Street                 By:________________________
P.O. Box 26665                       Name:  Keith A. Hubbard
Richmond, VA  23219                  Title:  Senior Vice President
Attention:  Keith A. Hubbard
Telephone:  (804) 782-5356
Telecopier:  (804) 782-5413

                                                                    Exhibit A to
                                                      Revolving Credit Agreement



                                    FORM OF
                                 REVOLVING NOTE
                                 --------------


                                 REVOLVING NOTE

U.S.$_________________                                 Dated:  August __, 1998


          FOR VALUE RECEIVED, the undersigned, Overnite Corporation, a Virginia corporation, and Overnite Transportation Company, a Virginia corporation (collectively, the "Borrowers"), hereby promise to pay on August __, 2003 (the "Maturity Date") to the order of [CRESTAR BANK] (the "Lender") the principal amount of the lesser of (x) __________ MILLION UNITED STATES DOLLARS
                         -
($___________) and (y) the aggregate amount of Revolving Loans made by the
                    -
Lender to the Borrowers pursuant to the Agreement (as hereinafter defined) and remaining outstanding on such date. Capitalized terms used (but not defined) in this Revolving Note shall have the meanings given to them in the Agreement (as hereinafter defined).

          The Borrowers promise to pay interest from the initial Funding Date of such Revolving Loans until the Maturity Date on the principal amount of this Revolving Note from time to time outstanding at the rate, and in the manner, prescribed in the Agreement. Any principal amount of, or any interest accrued on, this Revolving Note which is not paid on the date due shall bear interest from such due date until paid in full at the Default Rate. In no event shall the rate of interest borne by this Revolving Note at any time exceed the maximum rate of interest permitted at that time under applicable law.

          Payments of the principal amount of and interest on this Revolving Note shall be made in lawful money of the United States of America to the Lending Office of the Agent on behalf of the Lender as provided in the Agreement.

          This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August __, 1998 (the "Agreement"), among the Lender, the other financial institutions from time to time a party thereto, the Borrowers and the Agent. The Lender is entitled to the rights and benefits of the Agreement and the other Loan Documents. The Agreement, among other things, contains provisions for optional and mandatory prepayments on account of the principal of this Revolving Note by the Borrowers and for acceleration of the maturity of this Revolving Note upon the terms and conditions therein specified.

          THIS REVOLVING NOTE IS BEING ISSUED IN THE COMMONWEALTH OF VIRGINIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

                              OVERNITE CORPORATION


                              By:________________________________________
                                 Name:___________________________________
                                 Title:__________________________________

                              OVERNITE TRANSPORTATION COMPANY


                              By:________________________________________
                                 Name:___________________________________
                                 Title:__________________________________

                                                                    Exhibit B to
                                                      Revolving Credit Agreement


                                    FORM OF
                                SWING LINE NOTE
                                ---------------


                                SWING LINE NOTE


U.S.$10,000,000                                          Dated:  August __, 1998

          FOR VALUE RECEIVED, the undersigned, Overnite Corporation, a Virginia corporation, and Overnite Transportation Corporation, a Virginia corporation (collectively, the "Borrowers"), hereby promise to pay on August __, 2003 (the "Maturity Date") to the order of CRESTAR BANK (the "Lender") the principal amount of the lesser of (x) TEN MILLION UNITED STATES DOLLARS ($10,000,000.00)
                         -
and (y) the aggregate amount of Swing Line Loans made by the Lender to the
     -
Borrowers pursuant to the Agreement (as hereinafter defined) and remaining outstanding on such date. Capitalized terms used (but not defined) in this Swing Line Note shall have the meanings given to them in the Agreement (as hereinafter defined).

          The Borrowers promise to pay interest from the initial Funding Date of such Swing Line Loans until the Maturity Date on the principal amount of this Swing Line Note from time to time outstanding at the rate, and in the manner, prescribed in the Agreement. Any principal amount of, or any interest accrued on, this Swing Line Note which is not paid on the date due shall bear interest from such due date until paid in full at the Default Rate. In no event shall the rate of interest borne by this Swing Line Note at any time exceed the maximum rate of interest permitted at that time under applicable law.

          Payments of the principal amount of and interest on this Swing Line Note shall be made in lawful money of the United States of America to the Lending Office of the Agent on behalf of the Lender as provided in the Agreement.

          This Swing Line Note is the Swing Line Note referred to in the Credit Agreement, dated as of August __, 1998 (the "Agreement"), among the Lender, the other financial institutions from time to time a party thereto, the Borrowers and the Agent. The Lender is entitled to the rights and benefits of the Agreement and the other Loan Documents. The Agreement, among other things, contains provisions for optional and mandatory prepayments on account of the principal of this Swing Line Note by the Borrowers and for acceleration of the maturity of this Swing Line Note upon the terms and conditions therein specified.

          THIS SWING LINE NOTE IS BEING ISSUED IN THE COMMONWEALTH OF VIRGINIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

                              OVERNITE CORPORATION


                              By:_____________________________________
                                 Name:________________________________
                                 Title:_______________________________

                              OVERNITE TRANSPORTATION COMPANY


                              By:______________________________________
                                 Name:_________________________________
                                 Title:________________________________

                                                                    Exhibit C to
                                                      Revolving Credit Agreement


                                    FORM OF
                               BORROWING REQUEST
                                REVOLVING LOANS
                           _______________ ___, 1998


Crestar Bank, as Agent
919 East Main Street
P.O. Box 26665
Richmond, VA  23219

               Attention:     Keith A. Hubbard,
                              Senior Vice President

Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of August ___, 1998 as hereafter amended from time to time (the "Credit Agreement") among the undersigned, the lenders from time to time parties thereto (the "Lenders") and Crestar Bank, as Agent for the Lenders and for itself, providing for certain Revolving Loans and Standby Letters of Credit subject to the terms and conditions specified therein. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement.

          In accordance with the Credit Agreement the undersigned hereby request that the Lenders [make, convert or renew] a Revolving Loan, in the aggregate amount of $__________ [at least $3,000,000, in multiples of $500,000], to be
[made, converted or renewed] on _______________ ___, 19__. The undersigned hereby request that such Revolving Loan be made as follows:

          (a)   Interest Rate Option

                [Base Rate or Applicable LIBOR Rate]

          (b)   LIBOR Period of LIBOR Loan (if applicable)

                [One, two, three or six months]

          The undersigned hereby certify that (a) since the date of the most recent financial statements provided to the Lenders, there has been no material adverse change in the Borrowers' or their Consolidated Subsidiaries' (taken as a whole) financial condition or in the Borrowers' or their Consolidated Subsidiaries' (taken as a whole) assets, (b) the representations and warranties of the Borrowers contained in the Credit Agreement are true and correct as of the date hereof as though made on and as of the date hereof, (c) no event has occurred and is continuing, or shall result from the Revolving Loan requested hereby after giving effect to the application of the proceeds therefrom, which constitutes an Event of Default or would constitute a Potential Event of Default, and (d) the amount of the requested Revolving Loan, when added to the outstanding balances of the Revolving Loans and outstanding Standby Letters of Credit, will not exceed the Aggregate Commitment on the date of such Loan.

                                   Very truly yours,

                                   OVERNITE CORPORATION


                                   By:_____________________________________
                                        Name:______________________________
                                        Title:_____________________________



                                   OVERNITE TRANSPORTATION COMPANY


                                   By:_____________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                                                   SCHEDULE I TO
                                                  THE REVOLVING CREDIT AGREEMENT


Name of Lender                                           Commitment (in Dollars)
--------------                                           -----------------------

Crestar Bank                                             $______________________

                                                                    Schedule 1.1

                                 Existing Liens
                                 --------------

---------------------------------------------------------------------------------------------------------
   DEBTOR/     CREDITOR/  GENERAL DESCRIPTION      GENERAL NATURE      OUTSTANDING   ANNUAL    MATURITY
   OBLIGOR      OBLIGEE       OF PROPERTY             OF LIEN           PRINCIPAL   PRINCIPAL
---------------------------------------------------------------------------------------------------------
(e.g., Overnite                                   (e.g., Capital
Transportation)                                    Lease, mortgage,
                                                   purchase money
                                                   security interest)
-------------------------------------------------------------------------------------------------------

                                                                   Schedule 5.11

                                  Subsidiaries
                                  ------------

                                                                    Schedule 5.5

                                  Litigation
                                  ----------

                                                                    Schedule 5.6

                                   Defaults
                                   --------

                                                                   Schedule 5.15

                Intercompany Debts and Intercompany Agreements
                ----------------------------------------------

                                                                   Schedule 5.19

       Letters of Credit, Suretyship Agreements and Similar Arrangements
       -----------------------------------------------------------------

                                   SCHEDULES
                                   ---------



     Schedule I            -- Lender Commitments

     Schedule 1.1          -- Existing Liens

     Schedule 5.5          -- Litigation

     Schedule 5.6          -- Defaults

     Schedule 5.11         -- Subsidiaries

     Schedule 5.15         --  Intercompany Debts and Intercompany Agreements

     Schedule 5.19 -- Letters of Credit, Suretyship Agreements and Similar Arrangements



                                    EXHIBITS
                                    --------



     Exhibit A    Form of Revolving Note

     Exhibit B    Form of Swing Line Note

     Exhibit C    Form of Borrowing Notice

                                     -vi-